                                                                   EXHIBIT 10.3
July 30, 1987




Standard Oil Engineered Materials Company,
A Division of STEMCOR Corporation
345 Third Street
Niagara Falls, New York 14302

Gentlemen:

Reference is made to our lease dated as of July 30, 1987 (the "Lease") of a manufacturing, warehouse and office facility (the "Facility") in Tonawanda, New York. All capitalized terms used herein, without definition, shall have the respective meanings ascribed to them in the Lease.

We hereby agree as follows:

1. In addition to your rent and other payment obligations set forth in the Lease, you agree to pay such reasonable costs (the "Winter Condition Costs") as are incurred by the undersigned in connection with construction of the Facility on account of winter weather conditions, to the extent the aggregate amount of such costs do not exceed
      $40,000. Winter Condition Costs, as used herein, shall include reasonable costs of labor and materials incurred on account of cold, storm or other winter weather conditions, and shall include without limitation and by way of example, costs of snow removal and temporary heating of the Facility, but shall not include costs of temporary enclosure. You shall be billed monthly for applicable costs which you shall pay within ten (10) days following receipt thereof, such bills (at the option of the undersigned) to be sent to you either from the undersigned or directly from the undersigned's contractor. To the extent the Winter Condition Costs exceed $40,000, it is understood that the undersigned will pay such excess.

2. In the event that the undersigned fails to purchase the 8.25 acre site located at Fire Tower Industrial Park in Tonawanda, New York (the premises demised under the Lease) by August 10, 1987, due to (i) failure to obtain a release of a restriction (the "County Restriction") limiting the use of the subject premises to municipal purposes from the County of Erie; (ii) matters relating to the marketability of title which we reasonably believe are unsatisfactory or (iii) the refusal or the inability of the Town of Tonawanda (the "Seller") to sell, then the Lease shall be null and void, provided however that in such event you agree to give us first opportunity to develop an alternative site(s) for your Facility.

3. In the event the undersigned fails to purchase the .12 acre site located at Fire Tower Industrial Park, in Tonawanda, New York, due to (i) failure to obtain a release of the County Restriction or (ii) other matters beyond our control, then you agree to approve such reasonable changes in the design and location of the Facility as will permit us to lawfully construct the Facility; and you agree to reimburse the undersigned for reasonable costs incurred by the undersigned in connection with implementing any changes in design or location of the Facility as aforesaid.

4. It is acknowledged that the provisions of this letter shall not be deemed to be an amendment of the Lease.

Would you kindly confirm your agreement to the foregoing by signing and returning to the undersigned the enclosed copy of this letter.

Very truly yours,

CC&F TONAWANDA INVESTMENT COMPANY, a New York general partnership

By: CC&F East Limited Partnership, a Delaware limited partnership

By: CC&F Investors, Inc. a Delaware corporation, its general partner

By:    [SIG]
    -------------------------------------

Title: Senior Vice President
       ----------------------------------


Agreed to as of this 30th day of July, 1987

STANDARD OIL ENGINEERED MATERIALS COMPANY, a Division of STEMCOR Corporation, a Delaware corporation

By:  [SIG]
   ----------------------------
Title:  President
      -------------------------

Sixty State Street
Boston, MA 02109
617-722-8200


[Cabot, Cabot & Forbe Logo]


August 4, 1987



Jim Warczak, Esq.
Standard Oil Engineered Materials
345 Third Street
Niagara Falls, New York 14302

Dear Mr. Warczak:

Enclosed please find one original lease between CC&F Tonawanda
Investment Company and Standard Oil Engineered Materials
Company. Also enclosed is the side letter dated July 30, 1987.

If I can be of any further assistance, please call me.

Sincerely,


/s/ STACY J. FEMIA
Stacy J. Femia
Project Coordinator

SJF:mc
encls.

                                     LEASE

                              Dated: July 30, 1987

      I.      REFERENCE DATA; DEFINITIONS

              Each reference in this Lease to any of the below titles shall be construed to incorporate the data stated below for that title.

              LESSOR: CC&F Tonawanda Investment Company, a New York General
                      Partnership

              LESSEE: Standard Oil Engineered Materials Company, a division of
                      STEMCOR Corporation, a Delaware Corporation.

                      Land Location:  STREET: Fire Tower Industrial Park
                                      CITY:  Tonawanda
                                      STATE: New York

              BUILDING:      See outline specifications, Building includes
                             driveways, parking areas and related improvements.



              LOT: The real property described in Exhibit A, including all rights, privileges, easements and appurtenances belonging to the Premises.

              PREMISES:      The aggregate of Building and the Lot

              INITIAL TERM:  Fifteen (15) Years

              RENEWALS:      Three (3) additional consecutive terms of five (5)
                             years each at the option of Lessee

              TERM: Initial Term Plus any Renewal Term.

              ANNUAL FIXED RENT:             Year                          Amount
                                             ----                          ------
                                            1 through 5                    $ 468,625.
                                            6 through 15                   $ 585,063.
                                            16 through 20                  $ 701,500.
                                            21 through 25          Adjustment for CPI Increase
                                            26 through 30          Adjustment for CPI Increase

      STRUCTURAL COMPLETION DATE:    March 1, 1988

      COMPLETION DATE:       July 1, 1988

      LESSEE'S USES: Ceramic fiber manufacturing facility including offices and warehouse, or for any other use or purpose provided such use or purpose is not in conflict with applicable law nor causes damage to the structural portions of the Building.

      LESSOR'S CONSTRUCTION REPRESENTATIVE: Edward Perry

      LESSEE'S CONSTRUCTION REPRESENTATIVE: John E. Pilecki

      LESSOR'S ADDRESS:      CC&F Tonawanda Investment Company
                             c/o Cabot, Cabot & Forbes
                             60 State Street
                             Boston, Massachusetts 02109
                             Attention: Michael J. Rushman

      LESSEE'S ADDRESS:      Standard Oil Engineered Materials Company
                             345 Third Street
                             Niagara Falls, New York 14302
                             Attention:

                             cc: The Standard Oil Company
                                 200 Public Square
                                 Cleveland, Ohio 44114
                                 Attention: Manager of Industrial Properties

      The following additional sheets are attached to this Lease after the signature and are incorporated herein by reference, and are to be construed as a part of this Lease, and each party agrees to perform all obligations stated therein to be performed by such party.

      EXHIBIT A:     LEGAL DESCRIPTION
      EXHIBIT B:     PLANS AND SPECIFICATIONS

II.   TABLE OF SECTIONS AND SUBSECTIONS

      I.      Reference Data

      II.     Table of Sections and Subsections

III.  PREMISES, TERM AND RENT

IV.   CONSTRUCTION, REPAIRS AND MAINTENANCE

      (a)     Construction of Building by Lessor
      (b)     Failure to Complete Construction
      (c)     Lessee's Work
      (d)     Punch List Work
      (e)     Warranty
      (f)     Alterations and Additions
      (g)     Discharge of Liens
      (h)     Quiet Enjoyment
      (i)     Subordination
      (j)     Lessee's Estoppel Certificate
      (k)     Lessor's Obligation to Repair, Replace and Maintain

V.    ADDITIONAL RENT

      (a)     Payment of Taxes
      (b)     Payment of Assessments
      (c)     Right to Contest Taxes & Other Charges
      (d)     Personal Property Taxes
      (e)     Insurance Required
      (f)     Obtaining Insurance
      (g)     Waiver of Subrogation

VI.   LESSEE'S COVENANTS

      (a)     Payment of Additional Rent
      (b)     Repairs
      (c)     Lawns, Roadways and Snow Removal
      (d)     Alterations and Additions; Signs
      (e)     Overloading; Compliance with Laws
      (f)     Assignment and Subletting
      (g)     Lessor's Liability
      (h)     Indemnification of Lessor
      (i)     Use; Licenses
      (j)     Inspection of Premises
      (k)     Notice

      (l)     Yield Up

VII.   DAMAGE BY FIRE, CASUALTY; EMINENT DOMAIN

VIII.  SELF-HELP; INTEREST AND LATE CHARGE

IX.    DEFAULT

X.     ENVIRONMENTAL INDEMNIFICATION

XI.    LESSEE'S OPTION TO TERMINATE

XII.   PURCHASE OPTION

XIII.  RIGHT OF FIRST OFFER

XIV.   TERMS IN EVENT OF SALE

XV.    MECHANICS LIENS

XVI.   SIGNS

XVII.  MISCELLANEOUS

XVIII. MORTGAGEE'S RIGHT TO CURE

XIX.   SET-OFF

XX.    TERMINOLOGY; CAPTIONS

XXI.   BROKER

XXII.  ENTIRE AGREEMENT

XXIII. EXAMINATION OF THE LEASE

III.  PREMISES, TERM AND RENT

      Lessor hereby leases unto Lessee, and Lessee leases from Lessor, the Premises, subject to and with the benefit of the matters hereinafter set forth.

      TO HAVE AND TO HOLD for a period of fifteen (15) years beginning on that date (the "Lease Commencement Date") which shall be the Date of Completion as hereinafter defined, and continuing for the Term, unless sooner terminated as hereinafter provided. Lessor and Lessee shall execute a letter setting forth the Lease Commencement Date and the expiration date of the Initial Term contemporaneously at the time they are determined.

      Lessee shall pay, commencing on the Lease Commencement Date, in advance one-twelfth of the ANNUAL FIXED RENT for each calendar month of the Term and the appropriate portion of such amount for any part of a calendar month at the beginning or end of the Term, payable in advance on the first day of the month. Except as otherwise specifically set forth herein said rent shall be paid without notice, demand, offset, defense or deduction to Lessor or to such other person or entity and at such address as Lessor may direct by written notice to Lessee, from time to time. All such installments of Annual Fixed Rent and all Additional Rent and all other sums payable hereunder, and any interest thereon, shall be payable, without notice or demand, in lawful money of the United States. To the extent any such installments or other sums payable hereunder by Lessee to Lessor shall not be paid within ten (10) days of the date the same shall be due and payable hereunder, Lessee shall be liable for the additional payments called for in Section VIII.

      Lessee shall have an option to extend the term of this Lease for three (3) consecutive periods of five (5) year each commencing at the expiration of the current term, provided both at the time of the exercise of this option or at the beginning of each of the extension periods (i) Lessee is not in default of any of the covenants, terms and conditions of this Lease, and (ii) this Lease has not been otherwise terminated. If Lessee chooses to exercise such option, Lessee shall do so by written notice to Lessor given no sooner than three hundred sixty (360) days and no later than one hundred eighty (180) days prior to the expiration of the current Term of this Lease. The terms and conditions of this Lease during such extension shall be the same as contained herein except that the Annual Fixed Rent shall be as follows: (a) During the first Renewal Term the Annual Fixed Rent payable by Lessee shall be $701,500 per year. (b) During the second Renewal Term the Annual Fixed Rent payable by Lessee shall be increased by an amount determined by multiplying the Annual Fixed Rent during the first Renewal Term (i.e. $701,500) by a fraction, the denominator of which shall be the Consumer Price Index figure, as hereinafter defined, published on the date of the commencement of the first Renewal
Term, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the date of the commencement of the second Renewal Term; provided, however, that in no event shall the Annual Fixed Rent be increased by more than twenty five percent (25%). (c) During the third Renewal Term the Annual Fixed Rent payable by Lessee shall be increased by an amount determined by multiplying the Annual Fixed Rent during the second Renewal Term by a fraction, the denominator of which shall be the Consumer Price Index figure, as hereinafter defined published on the date of commencement of the second Renewal Term, and the numerator of which shall be the most recent Consumer Price Index figure published prior to the date of the commencement of the third Renewal Term; provided, however, that in no event shall the Annual Fixed Rent be increased by more than twenty five percent (25%). (d) As used herein the term "Consumer Price Index" shall mean the United States Department of Labor's Bureau of Labor Statistics Consumer Price Index, all Urban
Consumers, all Items, Buffalo, New York (1967 = 100), or the successor of that index. In the event Lessor lacks sufficient data to make the proper determination on the date of any adjustment as provided herein, Lessee shall continue to pay the monthly Annual Fixed Rent payable immediately prior to the adjustment date. As soon as the Lessor obtains the necessary data, the Lessor shall determine the Annual Fixed Rent payable from and after such adjustment date and notify Lessee of the adjustment in writing. Should the monthly Annual Fixed Rent for the period following the adjustment exceed the amount previously paid by the Lessee for that period, the Lessee shall pay the difference to Lessor.

IV.   CONSTRUCTION, REPAIRS AND MAINTENANCE

      (a) Construction of Building by Lessor. Lessor agrees to construct in a good and workmanlike manner, at Lessor's sole cost and expense, the Building in accordance with the plans and specifications identified in Exhibit B attached hereto and made a part hereof (the "Plans and Specifications"), original sets of which have been initialed by Lessor and Lessee on the date hereof. Lessor shall commence construction of the Building promptly after the date hereof and shall cause the roof and structural portions of the Building to be completed on or before March 1, 1988 (the "Structural Completion Date") subject to any extension on account of Force Majeure conditions as hereinafter provided or delays caused solely by Lessee ("Lessee Delays"). For the purposes of this Paragraph IV(a) the roof and structural portions of the Building shall be "completed" when the Lessor has completed the construction of the roof and structural portions of the Building to the extent that on such date the Lessee may commence interior foundation work for Lessee's equipment and install process utilities including water piping and electrical work as described in the Plans and Specifications.

      Lessor shall also cause the Building to be substantially completed on or before July 1, 1988 (the "Completion Date") subject to any extension on account of Force Majeure conditions as hereinafter provided or Lessee Delays. For the purposes of this Paragraph IV(a), the Building shall be "substantially completed" when Lessor completes the construction of the Building in accordance with the Plans and Specifications excepting only (a) minor
"punch list" items, the failure to complete which will not materially affect the use of the Building for their intended purposes and (b) certain floor areas in the Building which Lessee, in writing, has specified should be left open and
(c) those items contained on the Plans and Specifications which are exterior to the Building and which could not be completed by Lessor due to weather conditions so long as the failure to complete the same does not prevent or hinder the intended use of the Premises by Lessee. Lessor shall notify Lessee in writing when, in Lessor's judgment, the Building has been substantially completed, which notice shall include a certification by Lessor's architect or project engineer that the Building has been substantially completed in accordance with this Paragraph IV(a). Within three (3) days after Lessee's receipt of the notice, Lessor, Lessee and their respective representatives shall conduct an inspection of the Building and, within three (3) days thereafter, Lessee shall, in a writing to Lessor, (i) specify those items of work performed by Lessor which are not completed in accordance with the Plans and Specifications (the "Punch List Work") and (ii) accept or reject Lessor's determination that the Building is substantially completed. If Lessee rejects Lessor's determination that the Building is substantially completed, the Building shall be inspected by Trautman Associates, 470 Franklin
Street, Buffalo, New York 14202 ("Trautman") whose determination as to whether the Building is substantially completed shall be final and binding on the parties. In the event Trautman determines that the Building is not substantially completed then Trautman shall specify those items of work which must be completed prior to substantial completion and the same shall be completed promptly by Lessor and the Building reinspected in accordance with the terms of this Paragraph IV(a). The fee of Trautman for the foregoing services shall be shared equally by the Lessee and the Lessor. For the purposes of this Lease, the Date of Completion shall be the earlier of (i) the date Lessee accepts the determination of Lessor that the Building is substantially completed or (ii) the date Trautman determines that the Building is substantially completed.

      Notwithstanding anything herein to the contrary, all construction including the Lessee's work as hereinafter described must be in compliance with all applicable laws, ordinances, rules, regulations and requirements of all governmental or public authorities having jurisdiction thereof, and the requirements of the insurers of the Building.

      During the course of construction, one or more employees or agents of Lessee designated by Lessee shall at all times have access to Lessor's work to inspect the progress of Lessor's work, to determine if the work is proceeding in accordance with the Plans and Specifications and to assist in the coordination of Lessor's work with the work to be done by Lessee under Paragraph IV(c) hereof.

      (b) Failure to Complete Construction. Lessor agrees that the Structural Completion and the Completion Date stated herein is a reasonable time for the completion of the Building. Accordingly, TIME IS OF THE ESSENCE with respect to the Structural Completion Date and the Completion Date. However, it is expressly agreed by Lessor and Lessee that the Structural Completion Date and the Completion Date set forth herein are based upon the granting of a building permit to Lessor on or before July 28, 1987. In the event the granting of such building permit shall occur after July 28, 1987, the Structural Completion Date and the Completion Date shall be extended for a period of time equivalent to the time beyond July 28, 1987 that Lessor obtains its building permit.

      In the event that Lessor fails to cause the roof and structural portions of the Building to be completed within thirty (30) days following the Structural Completion Date, or fails to cause the Building to be substantially completed within thirty (30) days following the Completion Date, except because of delays caused by fire, earthquake, unusual weather conditions, governmental moratoriums, unusual delays in the granting of necessary approvals or permits from appropriate governmental authorities, unavoidable casualty, unusual delays in transportation of essential materials or equipment, strikes, jurisdictional disputes between unions representing employees of Lessor's contractors and subcontractors and those representing employees of Lessee's contractors and subcontractors (hereinafter collectively called "Force Majeure") or because of Lessee Delays then the following shall apply:

      (i) Lessor shall pay to Lessee the sum of One thousand and 00/100 Dollars ($1,000.00) per day commencing on the thirty-first day after the Structural Completion Date and continuing until the Date of Structural Completion, which sum Lessor and Lessee agree shall be the proper liquidated damages (and not a penalty) that Lessee will suffer if Lessor fails to cause the roof and structural portions of the Building to be completed on or before the Structural Completion Date; the actual damages to be suffered by Lessee being impossible to ascertain. In no event, however, shall the liability of Lessor exceed the sum of One hundred thousand and 00/100 dollars ($100,000) pursuant to this Paragraph IV(b)(i).

      (ii) Lessor shall pay to Lessee the sum of One thousand and 00/100 Dollars ($1,000.00) per day commencing on the thirty-first day after the Completion Date and continuing until the Date of Substantial Completion, which sum Lessor and Lessee agree shall be the proper liquidated damages (and not a penalty) that Lessee will suffer if Lessor fails to cause the Building to be substantially completed on or before the Completion Date; the actual damages to be suffered by Lessee being impossible to ascertain. In no event, however, shall the liability of Lessor exceed the sum of One hundred thousand and 00/100 dollars ($100,000) pursuant to this Paragraph IV(b)(ii).

      (iii) If Lessor's failure to meet the Structural Completion Date or the Completion Date continues for sixty (60) days after the Structural Completion Date or the Completion Date set forth herein, Lessee (in addition to any other remedies it may have at law or in equity) at any time prior to the date upon which the roof and structural portions of the Building have been completed by the Lessor, or the date upon which the Building has been substantially completed, as the case may be, may, but shall not be obligated to, complete or cause the completion of the construction of the Building in accordance with the Plans and Specifications and receive reimbursement from Lessor in accordance with Paragraph VIII hereof.

      No event herein described as "Force Majeure" for the purposes of this paragraph shall be considered an event of "Force Majeure" unless Lessor whose performance is prevented or affected thereby gives prompt written notice to Lessee of such event, designating it as a "force majeure" event. Such notice shall include a description of the nature of the event, its causes and the respects in which the performance of the Lessor is or may be affected. Lessor shall also use commercially practical efforts to eliminate (or reduce) the effect of such Force Majeure event. Upon receipt of such notice Lessee shall promptly notify Lessor of an appropriate time the Completion Date shall be extended, taking into consideration all factors, but in no event shall such extension be less than the period of time equivalent to the time lost by reason of the "Force Majeure" event. The principles of "Force Majeure" as described herein shall also be applicable to the periods of time referenced in Paragraphs IV(b)(i) and IV(b)(ii) herein covering liquidated damages payable by Lessor.

      In the event of any delay solely attributable to the Lessee and not attributable to any Force Majeure condition which extends the Lease
Commencement Date beyond the time specified herein, then Lessee agrees to pay to Lessor on demand a portion of the amount of the Annual Fixed Rent and Additional Rent which would have been due Lessor had there been no such delay in the Lease Commencement Date which portion of Annual Fixed Rent and Additional Rent shall be computed on the basis of each day of delay. However, it is understood and agreed that Lessor shall provide prompt written notice to Lessee at the time of the occurrence of any such delay so that Lessee may minimize or reduce the effect of any delay.

      (c) Lessee's Work. At the Date of Structural Completion, Lessee, its agents, employees, contractors and subcontractors shall be permitted on the Premises and in the Building for the purpose of completing the work of Lessee as described on the Plans and Specifications and performing such other work as Lessee deems necessary ("Lessee's Work"). Lessor and Lessee each agrees to coordinate its work with that of the other party hereto and further each covenants that neither it, nor its agents, employees, contractors or subcontractors will interfere with the other party hereto or its agents, employees, contractors and subcontractors in the performance of the other party's work. Lessor further agrees that during the course of construction it shall use reasonable care to avoid damage to the property of Lessee. During the time that Lessee shall occupy the Premises for the purpose of completing its work, all terms of this Lease shall apply except that Lessee shall not be required to pay Annual Fixed Rent and Additional Rent, except if the Lease Commencement Date is delayed by Lessee Delays.

      (d) Punch List Work. Lessor covenants and agrees to complete the Punch List Work in accordance with the Plans and Specifications within thirty (30) days after receipt of Lessee's notice specifying same under Paragraphs 2(a) hereof subject to any extension on account of "Force Majeure" conditions as herein provided or Lessee Delays. If Lessor fails to complete such work within said thirty (30) day period then Lessee shall provide Lessor with an additional ten (10) calendar day written notice of such failure to complete, and at any time thereafter, Lessee may, but shall not be obligated to, complete the uncompleted Punch List work and receive reimbursement from Lessor in accordance with Paragraph VIII hereof.

      (e) Warranty. Lessor represents and warrants to Lessee that the Premises shall be free from defects of materials, design and workmanship for a period of one (1) year commencing on the Lease Commencement Date. In the event of any such defects occurring within the one (1) year period, Lessor shall, upon receipt of written notice specifying such defect from Lessee, and given within such one (1) year period, promptly remedy by repair or replacement any defect specified by Lessee. In addition, the Lessor transfers and assigns to Lessee all its rights under any and all transferable warranties and guarantees of contractors and subcontractors covering defects of materials, design and workmanship for periods of time in excess of one (1) year from the Lease Commencement Date so that the Lessee shall have the full benefit, right and privilege of enforcing those warranties or guarantees if necessary. Except where Lessor performs a repair which is covered by a warranty or guarantee, Lessee shall have the right to sue for and recover any damages and the cost of any restoration and repair caused by the breach of any such warranty or guarantee, such litigation to be in the name of Lessor or Lessee as required. Lessor shall provide to Lessee, upon written request from Lessee, reasonable assistance with respect to the preparation, conduct and prosecution of any claims made pursuant to such warranties or guarantees. In the event the assignment by Lessor of any such warranty or guarantee is not permitted, then Lessor shall use due diligence to enforce all such non-assignable warranties and guarantees covering defects of materials, design and workmanship for periods in excess of one (1) year from the Lease Commencement Date. It is specifically provided, however, that prior to any such enforcement by Lessor, notice of breach or defect shall have been received by Lessor from Lessee within a reasonable time necessary to enforce the same. All warranties and guarantees obtained by Lessor hereunder, whether or not assigned, shall be listed on attached Exhibit C. Nothing herein contained shall limit Lessor's obligations set forth in Paragraph IV(k) hereof.

      (f) Alterations and Additions. All repairs, alterations, additions, and restoration by Lessee or Lessor hereinafter required or permitted shall also be done in a good and workmanlike manner and in compliance with the following (collectively, "Legal Requirements"): all applicable laws and lawful ordinances, by-laws, regulations and orders of any governmental authority, the requirements of insurers of the Building, and of any Mortgage or any title restriction approved by Lessee. All improvements, alterations and additions to the Building and fixtures and equipment serving it, made or installed at any time by either Lessor or Lessee, shall be part of the Building, provided, however, all signs, machinery, fixtures, equipment, furnishings and other personal property installed by Lessee in the Premises, and used in Lessee's business, but not servicing the Building, shall be removable by Lessee. All of Lessee's installations or alterations shall (i) at all times comply with all Legal Requirements (ii) be performed in compliance with any plans and specifications approved in writing by Lessor and be performed in a good and first class workmanlike manner, and (iii) be coordinated with any work being performed by Lessor so as to enable Lessor to maintain harmonious labor relations and not cause any work stoppage or damage to the Premises or interfere with construction of the Building or its operation. Except for work performed by Lessor's contractor, Lessee, before commencing any material alteration, installation, repair or improvement which affects the Premises, shall: (i) secure all licenses and permits necessary therefor, (ii) cause each contractor or subcontractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees, and comprehensive public liability insurance in such amount as Lessor may reasonably require, (iii) deliver to Lessor certificates of all such insurance and (iv) in the case of any material alteration, Lessee shall give Lessor prior written notice thereof specifying in reasonable detail the nature of such alteration. Lessee agrees to pay promptly, when due, the entire cost of any work done, or caused to be done, on the Premises by Lessee, any individual or entity holding any interest under Lessee in the Premises or any agents, employees or independent contractors of any of the foregoing. At the time of completion of all such material alterations, installations, repairs or improvements Lessee shall provide Lessor within thirty (30) calendar days after such completion a copy of the "as built" drawings depicting the completed work. For the purposes of this paragraph "material" shall mean any alteration, installation, repair or improvement exceeding the cost of four (4) months of the then current Annual Fixed Rent provided herein. Lessee may make any non-material alterations, installations, repairs or improvements to the Premises without the written consent of the Lessor first had and obtained provided that the value of the Premises shall not be diminished thereby, no default shall be created under any applicable
Mortgage of Lessor which Lessee has been given prior written notice by Lessor, and Lessee complies with the other requirements of this paragraph.

      (g) Discharge of Liens. Each party doing any construction or other work agrees to pay for it, and discharge promptly any liens arising from it as hereinafter provided.

      (h) Quiet Enjoyment. Lessor agrees that so long as Lessee is not in default under this Lease, Lessee shall peacefully and quietly have and hold and enjoy the Premises in accordance with the provisions hereof, during the Term or until it is terminated, as hereinafter provided, free from disturbance or interference from Lessor and anyone claiming by, through or under Lessor.

      (i) Subordination. This Lease shall be subject and subordinate to any mortgage now or hereafter on Lessor's interest in all or any part of the Premises, to each advance made or to be made under any such mortgage and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor (collectively, the "Mortgage"). This Subsection
(i) shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate that Lessor or the holder of any Mortgage (the "Mortgagee") may request, provided, however, that the Mortgagee of any such Mortgage shall covenant in writing reasonably acceptable to Lessee that Lessee's leasehold interest hereunder shall not be foreclosed nor Lessee's possession of the Premises disturbed in any action brought under such Mortgage or in the event of a sale of the Premises as a result of said action if at the time of bringing an action to foreclose or at the time of the sale Lessee is not in default in the payment of the Annual Fixed Rent or other charges or in the performance of any other obligation under this lease, with due allowance to be given for the payment of any past due Annual Fixed Rent or other charges, for the correction of any other default by Lessee within the applicable grace period of time permitted after any notice is given or required to be given under Paragraph IX of this Lease. In the event that any Mortgagee or its respective successor in title shall succeed to the interest of Lessor, then this Lease shall nevertheless continue in full force and effect and Lessee shall and does hereby agree to attorn to such Mortgagee or successor and to recognize such Mortgagee or successor as its Lessor. Any such Mortgagee may subordinate its Mortgage to this Lease, without Lessee's consent, by notice in writing to Lessee, and thereupon this Lease shall be deemed prior in lien to such Mortgage without regard to their respective dates of execution and delivery, and such Mortgagee shall have the same rights with respect to this Lease as though it has been executed and delivered prior to the execution and delivery of the Mortgage and had been assigned to such Mortgagee.

      (j) Lessee's Estoppel Certificate. Lessee agrees, from time to time as may be requested in writing by Lessor, to execute, acknowledge and deliver to Lessor an agreement certifying to any Mortgagee or party holding a similar encumbrance now or hereafter placed on the Premises or to such party as Lessor may designate, that this Lease is in full force and effect and unmodified and that Lessee has no defense, off-sets, or counterclaims hereunder, or otherwise against Lessor with respect to this Lease or the Premises (or if such not be the case, specifying in reasonable detail the extent and nature thereof) and the date to which rent has been paid or such other matters as may reasonably be required by Lessor. Lessee shall provide Lessee with the appropriate estoppel certificate within thirty (30) calendar days of receipt of any written request from Lessor.

      (k) Lessor's Obligation to Repair, Replace and Maintain. Lessor represents and warrants to Lessee that it will obtain in its contract covering the roof of the Building a warranty or guarantee for a period of ten (10) years from the Lease Commencement Date against any defect of workmanship and materials. Notwithstanding the warranty or guarantee obtained by Lessor hereunder and provided the repair and replacement is not necessitated by fire, other casualty eminent domain or Lessee's negligence or willful misconduct, Lessor shall at Lessor's expense after receiving written notice from Lessee during the first year of the Initial Term of this Lease maintain, repair and replace the roof of the Building. To the extent permitted, Lessor transfers and assigns to Lessee all its rights under the ten (10) year warranty or guarantee given by the Lessor's roofing contractor and under any other warranty or guarantee given by any contractor or subcontractor of Lessor covering the structural portions of the roof, the footings and bearing walls of the Building, so that Lessee shall have the full benefit, right and privilege of enforcing those warranties or guarantees, if necessary. Except where Lessor performs a repair which is covered by a warranty or guarantee, Lessee shall have the right to sue for and recover damages and the cost of any restoration and repair caused by any breach of any such warranty or guarantee, such litigation to be in the name of Lessor or Lessee as required. Lessor shall provide to Lessee upon request from Lessee, reasonable assistance with respect to the preparation, conduct and prosecution of any claims made pursuant to these warranties and guarantees. In the event assignment by Lessor is not permitted, then Lessor shall use due diligence to enforce all such warranties and guarantees for periods in excess of one (1) year from the Lease
Commencement Date. It is specifically provided, however, that prior to any such enforcement by Lessor, notice of breach or defect shall have been received by Lessor from Lessee within a reasonable time necessary to enforce the same. All warranties and guarantees obtained by Lessor hereunder, whether or not assigned, shall be listed on attached Exhibit C.

      Notwithstanding the warranties and guarantees obtained by Lessor covering the structural portions of the roof, the footings and bearing walls of the building, Lessor shall remain primarily liable at its sole cost and expense to maintain, repair or replace all such items during the Initial Term of this Lease including any renewals. Provided, however, that nothing in this Paragraph
(k) shall be construed to require Lessor to make any repairs to the floor
(other than any structural part of the floor). In connection with Lessor's performance of its obligations (excepting the first year of the ten (10) year roof obligation stated herein) under this Paragraph (k), Lessor shall be entitled to first obtain commencement of performance from its general contractor and to the extent it is unable to obtain commencement of such performance within ten (10) calendar days after the giving of such notice by Lessee, the Lessor shall have an additional seven (7) calendar day period to commence performance of its obligation hereunder. Lessor shall be responsible for all damage caused to the Premises or to any individuals arising on account of such work by Lessor; provided, however, subject to the provisions of this Lease, Lessor shall not, in any event, be liable for inconvenience, annoyance, disturbance, loss of business or other damages of Lessee or any other occupancy of the Premises or any part thereof, by reason of the making of such repairs or effecting the performance of any such work in any reasonable manner on the Premises, or on account of bringing any materials, supplies and equipment into and through the Premises in a reasonable manner with respect to the foregoing, and the obligations of Lessee under this Lease shall not be affected in any manner whatsoever by reason of the foregoing. All repairs and replacements which are the responsibility of the Lessor hereunder shall be equal in quality and class to the original work and shall be completed in a good and workmanlike manner in a reasonable period of time (considering the nature of the repair) after written notice from Lessee, provided, however, that the repairs, replacements which are necessary to avoid imminent danger to persons and property shall be made immediately. In the event the Lessor fails to complete the repairs for which Lessor is responsible hereunder within the applicable time period, Lessee may perform such repairs, provided (i) Lessee has given written notice to any Mortgagee of the Premises whose name has been given in writing to Lessee, that Lessor has failed to perform the required repairs, and (ii) said Mortgagee fails to commence the completion of said repairs on behalf of Lessor within ten (10) days after written notice from Lessee. If Lessee performs such repairs, Lessor shall, on demand, reimburse Lessee for the cost thereof, with interest as provided in Paragraph VIII hereof, accruing from the date Lessee incurs such repair costs. If Lessor fails to reimburse Lessee for the costs thereof within thirty (30) days after demand from Lessee, and Lessee obtains a judgment against Lessor for such breach of this Lease, then Lessee may set-off against the portion of Annual Fixed Rent due or coming due under this Lease the amount obtained by any such judgment as hereinafter provided in Paragraph XVII. Notices provided herein following the initial notice of the need for repair shall not be required in the event of imminent danger to persons or property.

V.    ADDITIONAL RENT

      Lessee shall during the Term hereof pay, as Additional Rent, all real estate taxes, taxes upon or measured by rents, personal property taxes, assessments (special or otherwise and including, but not limited to, levies, fees, water and sewer rents and charges and all other governmental charges and levies of every kind whatsoever, which may at any time be assessed, levied or imposed upon (A) the Premises, (B) any Annual Fixed Rent, additional rent or other sum payable hereunder, (C) this Lease, the leasehold estate hereby created or any interest therein created under Lessee, or (D) the revenues, rents, issues, income, awards, proceeds and profits of the Premises or which may arise in respect of the occupancy, use, possession or operation thereof (all such taxes, levies, fees, rents, charges and other accounts heretofore referenced in this sentence are collectively called "Taxes" or if singular

"Tax"); and nothing contained in this Lease shall, however, require Lessee to pay any franchise, corporate or transfer tax of Lessor or of any other person or entity (other than Lessee), or to pay any income, profits or revenue tax or charge upon the rent payable by Lessee under this Lease.

      (a) Payment of Taxes. Lessee shall pay when due the Taxes assessed for all tax periods wholly included in the Term, and for any fraction of a tax period included in the Term at the beginning or end, the corresponding fraction of the Taxes assessed for the period. All payments shall be made to the taxing authority, except that payment for the period in which the Term ends shall be made to Lessor not later than the end of the Term, and if the amount is not then determinable, shall be made on the basis of the last prior Tax, with readjustments as soon as the correct amount is determinable. In the event Lessor receives real estate tax bills which Lessee is obligated to pay hereunder, Lessor shall promptly deliver such tax bills to Lessee.

      (b) Payment of Assessments. In the event of any public, special or betterment assessments for improvements hereafter installed and not included in the Plans and Specifications, Lessee may elect, subject to Lessor's approval, to have the assessments paid over the longest period permitted by law and shall pay to the taxing authority when due in each case, the entire assessment if the election is not made or if made, each installment, including interest, coming due during the Term, and shall pay to Lessor not later than the end of the Term for any fraction of any installment period at the end of the Term, the corresponding fraction of the installment, including interest, for the period. In the event of the payment of the entire assessment and termination of the Term before the expiration of the longest period permitted by law for installment payments, Lessor shall reimburse Lessee for the part of the payment allocable to the part of such period then expired.

      (c) Right to Contest Taxes and Other Charges. Lessee shall furnish Lessor promptly with appropriate evidence of each tax and assessment payment by Lessee paid to the public authority responsible for collecting such tax or charge. Lessee, upon prior written notice to Lessor, shall be entitled to contest, in good faith, in the name of Lessor or Lessee, by appropriate proceedings diligently conducted, the validity or applicability, as the case may be, of any:

              (i) law of requirement or any proposed law or requirement of any governmental authority;

              (ii)   tax, assessment or other governmental charge

              (iii)  requirement of insurance carrier; or;

              (iv) other expense or charge, including, but not limited to, the validity or amount of any mechanic's lien filed against the Premises by reason of any work, labor, services or materials supplied or claimed to have been supplied to Lessee or any person holding the Premises through or under Lessee provided, however, that any right to contest a mechanic's lien shall be subject to the provisions of Paragraph XV.

which during the Term of this Lease shall be levied, assessed, imposed, demanded or threatened to be levied, assessed, imposed or demanded by any governmental authority or insurance carrier or with respect to, or alleged by any person to have been imposed in connection with, the possession, occupation, alteration, maintenance, repair or use of the Premises or any part thereof or any improvement therein. Lessor shall be obliged reasonably to cooperate with Lessee in any such contest which Lessee shall elect to undertake, and to that end shall promptly send to Lessee copies of all notices pertaining to the matters specified hereinabove and, promptly make available to Lessee all books and records of Lessor and all employees and agents of Lessor with personal knowledge of facts relating to any such contest, without cost to Lessee except for out-of-pocket expenses. The period of any such permitted contest shall be excluded in computing the period during which a default shall be deemed to be in existence if such default would not have occurred but for such contest. It is specifically provided, however, that Lessee shall not have the right to such contests in the event a default would be created under any Mortgage now or hereafter placed on the Premises, or, the failure to promptly cure any such default will give rise to an imminent danger of the sale of the Premises. Lessee agrees that it will indemnify and save harmless Lessor from any and all loss, cost, damage, expense, penalty or any liability whatsoever resulting from or in any manner arising out of the delay or failure to pay when due, discharge or comply with any such law, tax, assessment or other governmental charge, requirement of any insurance carrier or other expenses or charges as aforesaid which Lessee shall so contest. Any such contest which Lessee shall elect to undertake shall be at Lessee's expense, and any refund from any contested item based upon payment by Lessee shall belong absolutely to Lessee. Lessee shall provide any security reasonably required by Lessor or its Mortgagee with respect to any such contests.

      (d) Personal Property Taxes. Prior to delinquency, Lessee shall pay all taxes and assessments levied upon trade fixtures, inventories and other personal property located on the Premises to whomever assessed.

      (e) Insurance Required. The following insurance (from insurance companies reasonably satisfactory to Lessor and each Mortgagee) shall be carried by Lessee protecting Lessor, as a named insured and each Mortgagee (with a standard mortgagee endorsement or otherwise naming Mortgagee in such manner as it shall reasonably require), and first payable in case of loss to such Mortgagees as Lessor may from time to time require:

              (1) All risk insurance on the Building providing for payment of repair or replacement costs including debris removal with a deductible not in excess of $50,000. Such insurance coverage shall cover the hazards customarily included under all risk insurance forms in common use within the state of New York and shall be no less broad than the Insurance Service Office all risk building form (in effect on the Commencement Date). Such insurance coverage shall also include coverage for debris removal expenses and the peril of earthquake, and the peril of flood if such protection is required by any Mortgagee. The amount of insurance shall be at least equal to 100% of the replacement cost of the Building, including the cost of debris removal. Lessee may unilaterally increase the amounts of such coverage at any time. If at any time during the Term hereof, Lessor or any Mortgagee determines the amount to be inadequate, Lessor shall so advise Lessee in which event the coverage shall be increased to such greater amount. In the event the parties disagree as to such increased amount such shall be determined by appraisal made at the expense of Lessee by an accredited insurance appraiser approved by Lessor.

              (2) Insurance against abatement or loss of rent in case of fire or other casualty similarly insured against, in an amount at least equal to the Annual Fixed Rent and Additional Rent payments to be made by Lessee during one (1) year next ensuing as reasonably determined by Lessor.

              (3) Comprehensive public liability insurance, in the form customary to the locality in which the Premises are located, insuring Lessee's activities and those of Lessee's employees, agents, licensees and invitees with respect to the Premises against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring on the Premises in amounts of not less than: One Million and No/100 Dollars ($1,000,000) for primary coverage and; Five Million and No/100 Dollars ($5,000,000) in excess liability coverage.

              (4) During any period of construction, substantial repair or alteration or any restoration or reconstruction undertaken by Lessee, All-risk Builder's Risk Insurance (or another form of coverage which shall be no less favorable to the interests or Lessor) in completed non-reporting form, in such amounts as Lessor shall reasonably require;

              (5) Workmen's Compensation Insurance in full compliance with the requirements of New York and covering all construction, repairs, alterations, restorations, and other work covered by or on behalf of Lessee on or about the Premises; and

              (6) Such other insurance as shall be reasonably required by any Mortgagee.

      If Lessee has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as coverage of other Premises and properties of Lessee, or in which Lessee has some interest, such blanket insurance shall satisfy the requirements hereof.

      (f) Obtaining Insurance. Lessee shall obtain all required insurance from insurance companies reasonably satisfactory to each Mortgagee, and Lessee shall pay the cost. Lessee shall furnish to Lessor on or before the Lease Commencement Date, and thereafter within thirty (30) days prior to the expiration of each such policy, certificates of insurance issued by the insurance carrier of each policy of insurance carried by Lessee pursuant hereto. Each certificate shall expressly provide that such policies shall not be cancellable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds in this Subsection (f).

      Lessor, Lessor's successors and assigns, and any nominee of Lessor holding any interest in the Premises, including, without limitation, any ground lessor and the holder of any fee or leasehold mortgage, shall be named as named insureds under each policy of insurance maintained by Lessee as directed by the Lessor in writing.

      (g) Waiver of Subrogation. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

VI.   LESSEE'S COVENANTS

      Lessee agrees during the Term and so long as Lessee's occupancy continues:

        (a) Payment of Additional Rent. It is expressly agreed that this is an absolutely net lease, it being the intention of the parties hereto that, except as expressly set forth herein, Lessee shall pay and discharge, to the appropriate person or entity to whom the same shall be payable, from and after the Lease Commencement Date hereof, and except as otherwise expressly provided in this Lease, without counterclaim, abatement, deduction, defense or offset, as additional rent hereunder (the "Additional Rent"), punctually as and when the same shall become due and payable, all sums required to be paid by Lessee hereunder, including, without limitation, each and every fine, penalty, Tax, charge, assessment and expense of every kind and nature whatsoever, the payment for which Lessor is, or shall become liable by reason of any rights or interest of Lessor or Lessee in, to or under the Premises, this Lease or any Legal Requirement relating thereto, or otherwise relating to or arising out of the use, occupancy, maintenance, operation, repair, rebuilding or alteration of all or any part of the Premises or any Legal Requirement relating thereto.

        Nothing herein contained shall require or be construed to obligate Lessee to pay any franchise, corporation, capital stock, capital levies, transfer, estate or inheritance, income or excess profits tax imposed upon

Lessor or upon Lessor's successors or assigns or any of them; provided how-ever, that in any case in which a tax may be levied, assessed or imposed upon the income arising from the Rent hereunder or from the use and occupancy of the Premises in lieu of a real estate tax upon the Premises, or if at any time during the Term of this Lease the method of taxation prevailing at the commencement of the Initial Term hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed wholly or partially as a capital levy or otherwise on the rents therefrom in lieu of or in addition to a real estate tax upon the Premises, Lessee shall upon written request by Lessor reimburse the same to Lessor.

        (b) Repairs. Except as provided in Sections IV and VII below, at its expense, to keep the Premises, Building and any improvements thereto in good repair, operating condition and working order, and to commence promptly and proceed diligently with any repair or restoration required. All repairs and replacements which are the responsibility of Lessee hereunder shall be equal in quality and class to the original work and shall be completed in a good and workmanlike manner in a reasonable period of time (considering the nature of the repair), provided, however, that repairs which are necessary to avoid imminent danger to persons and property shall be made immediately.

        (c) Lawns, Roadways and Snow Removal. To take good care of all lawns and planted areas on the Premises, and keep in good repair all surfaced roadways, walks, and parking and loading areas thereon, and any sidewalks in front thereof, and keep the roadways, walks, parking and loading areas and sidewalks in use clean and free of snow and ice, and the exterior of the Premises clean and neat.

        (d) Alterations and Additions. Except as otherwise expressly provided in this Lease not to make any alterations or additions to the exterior of the Building, nor make any interior alterations or additions that either reduce the fair market value of the Building or impairing its structural strength or any of its building systems.

        (e) Overloading; Compliance with Law. Not to overload or deface the Premises or Building, and not to permit any use contrary to any law, or lawful ordinance, by-law, regulation or order of public authority and any other Legal

Requirement, whether with respect to safety appliances or to alterations, repairs, or additions required as a condition for continuance of use, or otherwise.

        (f) Assignment and Subletting. Lessee may sublet all or any part of the Premises with the consent of the Lessor, which consent shall not be unreasonably withheld. Such consent shall be deemed to be unreasonably withheld if the proposed subtenant is of such financial standing and responsibility at the time of such subleasing as to give reasonable assurance of the payment of the Annual Fixed Rent and other amounts reserved in this Lease, and compliance with all of the terms, covenants, provisions and conditions of this Lease. In connection with any request by Lessee for such consent, Lessee shall submit to Lessor, or any Mortgagee which Lessee has been notified by Lessor, in writing ("Subtenant Notice") the name of the proposed subtenant, such information as to the financial responsibility of the subtenant as Lessor may reasonably require, and all of the terms and provisions upon which the proposed subletting is to be made. Upon receipt from Lessee of such request and information Lessor shall indicate to Lessee in writing its consent to or rejection of such subletting within thirty (30) calendar days. In the event Lessor fails to provide its consent to or rejection of such subletting within the thirty (30) day period, then such failure shall be deemed as a consent of Lessor to such subletting. Lessee shall also promptly after the execution of any sublease deliver a copy of the same to the Lessor. Any sublease permitted hereunder shall not afford the subtenant with any rights inconsistent with the terms of this Lease and the Subtenant Notice. In the event of any subleasing Lessee shall remain liable to Lessor for the performance of all of the conditions and covenants on its part to be performed under this lease.

        Lessee may assign this Lease or any interest therein, provided that:


                (i) The signed written consent of the Lessor to any such assignment and assumption agreement and the assignee shall first be obtained (which consent Lessor will not unreasonably withhold); and

                (ii) in the event of any such permitted assignment Lessee shall remain primarily liable as Lessee for the performance of all of the conditions and covenants on the part of Lessee to be performed under this Lease, unless Lessor shall otherwise expressly consent in writing.

        The right on the part of Lessee to assign this Lease under the foregoing provisions of this Paragraph VI(g) shall be upon the express condition that such assignment shall be in writing, executed by Lessee and the assignee, that in such writing the assignee shall, in consideration of such assignment, agree to assume, perform and be bound by all of the terms, obligations and conditions on the part of Lessee to be performed under this Lease, and that a duplicate executed counterpart of such instrument of assignment and assumption shall be delivered to Lessor within ten (10) days after the execution thereof. It is however specifically agreed that the Purchase Option hereinafter contained shall not be transferable by any assignment by Lessee except to any transferee of all or any portion of the Ceramic Fibers business of Lessee, or the parent corporation of Lessee, or any subsidiary corporation, the majority of whose common stock is controlled by the parent of Lessee, or the parent thereof. No consent shall be required, nor shall any other provision of this Paragraph be applicable in the event that such assignment or sublease is to a parent corporation of Lessee or any such subsidiary corporation thereof, or any parent corporation thereof, provided, however, Lessee shall not be released from this Lease in such event.

        (g) Lessor's Liability. That Lessor shall not be responsible for any loss or damage to person or property on the Premises unless caused by wrongful act or negligence of Lessor, its employees or agents.

        (h) Indemnification of Lessor. To save Lessor harmless and indemnified from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings, and cost in connection therewith, including reasonable counsel fees, arising from omission, fault, negligence or other misconduct of Lessee, or arising from any use made or thing done on or about the Premises, or otherwise occurring thereon, and not due to omission, fault, negligence or other misconduct of Lessor; and to keep all Lessee's employees working in the Premises covered by workmen's compensation insurance furnishing Lessor with certificates thereof.

        (i) Use; Licenses. To use the Premises only for the Lessee's Uses stated in Section I above, and to procure any licenses and permits from time to time required therefor; not to permit open storage on the Premises detri-mental to the appearance of the Premises and to require loading and unloading, and parking of cars for employees, customers and visitors, in connection with Lessee's business, to be done so far as practicable on the Premises and not on adjacent streets.

        (j) Inspection of Premises. Subject to the Lessee's reasonable security requirements which include the requirement of signing of Lessee's standard secrecy agreement, to permit Lessor to examine the Premises at reasonable times, and during the year prior to expiration of the Term to show the Premises to prospective purchasers and lessees, and keep affixed in suitable places, without obstructing Lessee's signs or displays, notices for letting and selling.

        (k) Notices. Whenever Lessor or Lessee shall make any demand or serve any notice which is required to be in writing under the terms of this Lease upon the other, the same shall be sufficiently given if sent, postage prepaid, by United States registered or certified mail, addressed to Lessee at Standard Oil Engineered Materials Company, 345 Third Street, Niagara Falls, New York 14302, cc: the Standard Oil Company, 200 Public Square, Cleveland, Ohio 44114, Attention: Manager of Industrial Properties and to Lessor at CC&F Tonawanda Investment Company c/o Cabot, Cabot & Forbes, 60 State Street, Boston, Massachusetts 02109, Attention: General Counsel, or at such other address as Lessor or Lessee may theretofore by written notice to the other have designated for the service of such notice.

        (l) Yield Up. At the expiration or earlier termination of the Term, promptly to yield up, subject to reasonable wear and tear, clean and neat, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, to remove all Hazardous Waste, in compliance with all Legal Requirements, and to remove Lessee's signs, goods and effects and any machinery, fixtures and equipment used in the conduct of Lessee's business not servicing the Building, and to repair any damage caused by the removal. If Lessee shall fail so to effect the removal of its effects and property from the Premises, Lessor may, at its option, remove and/or store such effects and property, without incurring any liability to Lessee for loss thereof, and Lessee agrees to pay Lessor, as Additional Rent, upon demand (which obligations shall survive the expiration or termination of the Term) any and all reasonable and customary expenses incurred in respect of such removal and storage, including court costs and attorneys' fees. The provisions of this Subsection (1) shall survive any termination of this Lease.

VII.    DAMAGE BY FIRE, CASUALTY; EMINENT DOMAIN

        (a) In case of damage to the Building or Premises by fire or casualty or action of public authority in consequence thereof, Lessee shall promptly notify Lessor, and Lessee shall repair the damage at Lessee's sole cost and expense. The work shall be commenced promptly and completed with due diligence, except for any Force Majeure Event, and all sums recovered or recoverable under any required insurance against the damage shall thereupon be assigned to Lessor and paid over to Lessee on a monthly basis, as costs are incurred, up to the cost of restoration. Lessor agrees not to accept any settlement of insurance against damage being repaired by Lessee without first giving Lessee at least fifteen (15) days' notice of the amount of the proposed settlement, and if Lessee so requests within the notice period, reasonable opportunity to seek at Lessee's risk and expense a better settlement.

        (b) In case the Building is rendered untenantable by fire or other casualty or action of public authority in consequence thereof, a just proportion of the Annual Fixed Rent and Taxes, according to the nature of the injury, shall be abated until the repair is completed, but if the abatement would at any time exceed the proceeds of insurance against abatement or loss of rent in case of fire or other casualty similarly insured against, Lessor may terminate this Lease by giving Lessee at least fifteen (15) days' notice specifying the termination date, unless Lessee before the termination date waives abatement so far as not covered by such proceeds.

        (c) If any such fire or other casualty shall occur within two (2) years of the expiration of the Initial Term or any Renewal Term hereunder, and if the estimated cost of repair is more than four (4) months of the then current Annual Fixed Rent, Lessee, may, at its sole option, in lieu of rebuilding the same, terminate this Lease and all of its obligations hereunder, in which event Lessor shall retain the insurance proceeds received by Lessor attributable to the loss of the Premises. In the event (i) the insurance proceeds shall be inadequate to cover such loss, or (ii) of any uninsured loss, Lessee shall promptly provide payment to Lessor to cover any deficiency in the insurance proceeds or uninsured loss.

        (d) If the whole of the Premises, or such part thereof as shall in Lessee's judgment reasonably exercised, substantially interfere with Lessee's use and occupancy thereof, be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain or sold to prevent such taking, Lessee may, at Lessee's option, terminate this Lease effective as of the date possession is taken by said authority by written notice to Lessor given within thirty (30) days after the date possession is taken by said authority. If Lessee does not elect to terminate, this Lease shall continue in full force and effect except that the Annual Fixed Rent shall be equitably reduced (to the extent provided in the immediately succeeding sentence) and Lessee, at Lessee's expense, shall promptly proceed to restore the Premises to a condition as nearly equivalent as feasible to its condition prior to said taking subject only to Force Majeure. The equitable adjustment in the Annual Fixed Rent shall be computed to equal the dollar-for-dollar decrease in the then current debt service payments covering the Mortgage which grants a first lien on the Premises, after application of all condemnation proceeds given to Lessor (in excess of any amounts necessary to repair the Premises) to the payment of the indebtedness secured by the Mortgage. Lessor shall apply all condemnation proceeds (in excess of any amounts necessary to repair the Premises) obtained by it towards payment of the indebtedness secured by the Mortgage. In the event of such restoration by Lessee, all condemnation proceeds received by Lessor shall be held by Lessor and paid over to Lessee on a monthly basis, as costs are incurred by Lessee, up to the cost of restoration.

        (e) If the amount of property or the type of estate taken shall not, in Lessee's judgment reasonably exercised, substantially interfere with Lessee's use and occupancy of the Premises, this Lease shall not terminate and Lessee, at Lessee's expense, shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking subject only to Force Majeure, and the Annual Fixed Rent shall be equitably reduced (to the extent provided in the immediately succeeding sentence). The equitable adjustment in the Annual Fixed Rent shall be computed to equal the dollar-for-dollar decrease in the then current debt service payments covering the Mortgage which grants a first lien on the Premises, after application of all condemnation proceeds given to Lessor (in excess of any amounts necessary to repair the Premises) to the payment of the indebtedness secured by the Mortgage. Lessor shall apply all condemnation proceeds (in excess of any amounts necessary to repair the Premises) obtained by it towards payment of the indebtedness secured by the Mortgage. In the event of such restoration by Lessee, all condemnation proceeds received by Lessor shall be held by Lessor and paid over to Lessee on a monthly basis, as costs are incurred by Lessee, up to the cost of restoration.

        (f) Lessor shall be entitled to receive the entire amount of any award as the owner of all interests in the real estate without deduction for any estate or interest of Lessee, except for any proceeds allocable to property installed by Lessee which Lessee has the right to remove from the Premises upon the termination of this Lease. Notwithstanding anything hereinabove to the contrary, Lessee shall have the right to pursue, at Lessee's expense, by separate claim against the taking authority, any right Lessee might have for compensation for Lessee's cost of moving or relocating any trade fixtures, equipment, machinery or other personal property that Lessee placed upon the Premises, or for the recovery of any other provable damages to Lessee's business, so long as the award to the Lessor is not thereby diminished.

VIII.   SELF-HELP; INTEREST AND LATE CHARGE

        (a) If Lessee fails to perform any covenants or observe any condition to be performed or observed by Lessee hereunder or acts in violation of any covenant or condition hereof, Lessor may, but shall not be required, on behalf of Lessee, to perform such covenant and/or take such steps as may be necessary or appropriate to meet the requirements of any such covenant or condition, provided that Lessor shall have given Lessee at least ten (10) days' prior notice of Lessor's intention to do so unless an emergency situation exists in which case, Lessor shall have the right to proceed immediately; and all costs and expenses incurred by Lessor in so doing, including reasonable legal fees, shall be paid by Lessee to Lessor upon demand, plus interest at the rate of two percentage points above Prime Rate, hereafter defined, as Additional Rent. For purposes of this Lease, the term Prime Rate shall mean the annual interest rate charged by the Bank of New England on ninety (90) day commercial loans to its most creditworthy borrowers on the date the cost or expense is incurred.
To the extent Lessor shall exercise any of the rights reserved to Lessor under this Section VIII, such exercise shall not in any way prejudice any rights Lessor might otherwise have against Lessee by reason of Lessee's default, and whether or not Lessee shall be in default hereunder shall be determined as if Lessor had not so proceeded (except insofar as notice of Lessee's failure to perform any covenants or observe any condition given under this Section VIII shall also be deemed to be notice thereof to Lessee under the provisions of
Section IX hereof).

        If any installment of Annual Fixed Rent or Additional Rent is not paid promptly when due, such amount shall bear interest at the maximum rate permitted by law from the date on which said payment shall be due until the date on which Lessor shall receive said payment regardless of whether or not a notice of default or notice of termination has been given by Lessor. In addition, Lessee shall pay Lessor a late charge of three percent (3%) of the amount delinquent. Lessor and Lessee recognize that the damage which Lessor shall suffer as a result of Lessee's failure to pay rent promptly is difficult to ascertain, said late charge being the best estimate of the damage which Lessor shall suffer in the event of Lessee's late payment. This provision shall not relieve Lessee of Lessee's obligation to pay Annual Fixed Rent and Additional Rent at the times and in the manner herein specified.

        (b) Lessee's Right to Perform Lessor's Covenants. In addition to, but without limitation or qualification of, any other right or remedy of Lessee herein provided, if Lessee, in accordance with applicable provisions of this Lease covering any of the obligations of the Lessor, performs any of Lessor's obligations thereunder then the amount of any payments made or other costs or expenses incurred by Lessee for such purposes, including, but not limited to, reasonable attorneys' fees paid to other than "in house" counsel of Lessee, shall be paid by Lessor to Lessee upon demand together with interest thereon at the rate of two percentage points above Prime Rate, accruing from the date Lessee makes such payment or incurs such cost or expense. In the event Lessor fails to reimburse Lessee for such costs or expenses within thirty (30) calendar days after written demand from Lessee, and Lessee obtains a judgment against Lessor for such breach of the Lease, then Lessee may set-off against the portion of Annual Fixed Rent due or coming due under this Lease the amount obtained by any such judgment as hereinafter provided in Paragraph XVII.

IX.     DEFAULT

        If any default by Lessee continues after notice, in case of Annual Fixed Rent for more than ten (10) calendar days, or in any other case for more than thirty (30) calendar days and such additional time, if any, as is reasonably necessary to cure the default; or if Lessee makes any assignment for the benefit of creditors, commits any act of bankruptcy or files a petition under any bankruptcy or insolvency law; or if such a petition filed against Lessee is not dismissed within ninety (90) calendar days; or if a receiver or similar officer becomes entitled to this leasehold and it is not returned to Lessee within ninety (90) calendar days; or if Lessee's interest in this Lease is taken on execution or other process of law in any action against Lessee, Lessor may immediately or at any time thereafter and without demand or further notice make entry and repossess, and without any liability for so doing, the Premises, without prejudice to any other remedies, and thereupon this Lease shall terminate; and in case of such termination, or termination by legal proceedings for default, Lessee shall indemnify Lessor during the remaining period before this Lease could otherwise expire against all loss or damage suffered by reason of this termination, the loss or damage, if any, for each Lease month to be paid at the end thereof. Nothing herein contained shall, however, limit or prejudice the right of Lessor to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination, an amount equal to the maximum allowed by many statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

        In lieu of any other damages or indemnity and in lieu of full recovery by Lessor of all sums payable under all the foregoing provisions of this
Section IX, Lessor may by written notice to Lessee, at any time after this Lease is terminated under any of the provisions contained in this Section IX or is otherwise terminated for breach of any obligation of Lessee and before such full recovery elect to recover, and Lessee shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Fixed Rent and Additional Rent accrued hereunder in the six (6) months ended next prior to such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Lessor under the foregoing provisions of this Section IX, up to the time of payment for such liquidated damages.

        In the event of any repossession by Lessor without terminating this Lease, Lessor shall use Lessor's reasonable efforts to relet and keep rented the Premises or any part thereof, as agent of Lessee, to any person, firm or corporation, and on such terms as Lessor, in its reasonable judgment, may determine, provided that Lessor shall use reasonable efforts to mitigate damages to Lessee arising from Lessee's continuing liability under this Lease. Lessor may make reasonable repairs, alterations, and/or replacements in or on the Premises to the extent reasonably necessary and advisable for the purposes of reletting the Premises, and the making of such repairs, alterations, additions and/or replacements, shall not operate or be construed to release Lessee from liability hereunder; and Lessee shall upon demand pay the cost thereof, together with Lessor's expense of reletting (including reasonable legal expenses and brokerage commissions). If the rents collected by Lessor upon any such reletting are not sufficient to pay monthly the full amount of the Annual Fixed Rent and Additional Rent and other charges reserved herein, together with such costs and expenses, Lessee shall pay to Lessor the amount of each monthly deficiency upon demand, and until Lessor elects to terminate this Lease (which termination may be effected by Lessor at any time following repossession by Lessor) and if the rent so collected from any such reletting is more than sufficient to pay the full amount of the Annual Fixed Rent and Additional Rent, together with the costs and expenses of Lessor, Lessor shall, at least every twelve (12) months after such eviction, pay one-half of any surplus to Lessee.

        Any and all property which may be removed from the Premises by Lessor shall be handled, removed, stored or otherwise disposed of by Lessor at the risk and expense of Lessee except that Lessor shall handle said property with all reasonable care. Lessee shall pay to Lessor, upon demand, any and all expenses incurred in such removal and all storage charges against such property, so long as the same shall be in Lessor's possession or under

Lessor's control. If any property shall remain in the Premises or in the possession of Lessor and shall not be retaken by Lessee within a period of thirty (30) calendar days from and after the time when the Premises are either abandoned by Lessee after termination of this Lease, said property shall conclusively be deemed to have been abandoned by Lessee. Lessee shall have the right to claim and remove such property within said thirty (30) calendar day period.

        If any statute or rule of law shall validly limit the amount of such liquidated damages to less than the amount above agreed upon, Lessor, if it exercises the option to recover liquidated damages described above in this
Section IX, shall be entitled to the maximum amount allowable under such statute or rule of law.

        No remedy herein conferred upon or reserved to Lessor is intended to be exclusive of any other remedy herein or by law or equity provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

X.      ENVIRONMENTAL INDEMNIFICATION

        Lessee shall indemnify, defend and hold Lessor harmless from and against any and all liabilities, claims, demands, suits, proceedings, damages, penalties and fines of whatsoever kind and nature, and all costs and expenses incident thereto, which Lessor may incur, suffer, pay out or otherwise become liable for, resulting from Lessee's ownership, removal, possession, storage, transportation, disposal or use of any hazardous waste, toxic substances or toxic or hazardous materials (collectively "Hazardous Materials") placed or generated by Lessee at, on or about the Premises. For the purposes of this paragraph Hazardous Materials shall include, but not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061, et. seq. ("CERCLA"); Hazardous Materials Conservation and Recovery Act 42 U.S.C. Section 6901, et. seq. ("RCRA"); Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and those substances defined as "hazardous wastes" in the laws of the State of New York, and in any regulations adopted and publications promulgated pursuant to said laws. Lessee further agrees to promptly provide Lessor copies of all notices of violation from the Environmental Protection Agency, New York Department of Environmental Conservation and other comparable governmental authorities dealing with the protection of the external environment.

XI.     LESSEE'S OPTION TO TERMINATE

        Lessee shall have the option to terminate this Lease at the end of the tenth year of the Term hereof by providing six (6) months' written notice to Lessor prior to the end of the tenth year, and Lessee shall pay to Lessor on or before such termination date a sum equal to two (2) years of the Rent ($1,170,126). Upon payment to Lessor both parties shall be released from any further liability or obligation under this lease.

XII.    PURCHASE OPTION

        For and in consideration of the Rent as specified herein, and in further consideration of the mutual covenants, agreements and stipulations hereinafter set forth, Lessee is hereby granted an exclusive and irrevocable option to purchase the Premises at the following times and prices:


                Period of Time                          Purchase Price
                --------------                          --------------
        End of Tenth Year of Lease                      $5,570,000.
        End of Fifteenth Year of Lease                  $6,460,000.
        End of Twentieth Year of Lease                  $7,425,000.

        Said purchase option shall be exercisable by Lessee giving to Lessor at least thirty (30) days written notice of its election to exercise the option at any time during the Term hereof. The purchase price herein specified shall be reduced by any condemnation proceeding awards received by Lessor, its successors and assigns since the commencement of this Lease (exclusive of any portion of the award applied for restoration of the Premises).

        The parties understand and agree that no broker participated in the negotiations for the purchase option and that no brokerage commission or fee shall be payable in case of a sale pursuant to this option.

        The parties further understand and agree that the options granted to Lessee hereunder are subject to the New York State Transfer Gains Tax Law and Lessor and Lessee agree to promptly file any and all statements concerning the options contained herein to the New York State Department of Taxation and Finance in Albany, New York. Lessor and Lessee agree to cooperate with each other in good faith to provide any and all information required by the Department of Taxation and Finance. In the event the Department of Taxation and Finance determines that there shall be any tax due on the basis of the granting of the options herein contained, then Lessee shall pay such tax directly to the Department of Taxation and Finance. However, any tax arising out of the New York State Transfer Gains Tax Law by reason of the exercise of the option to purchase by Lessee as set forth herein shall be the sole responsibility and paid by the Lessor.

XIII.   RIGHT OF FIRST OFFER

        During the Term of this Lease, Lessee shall have a right of first offer with respect to a purchase of the Premises (or to lease the same for a period after the expiration of this Lease). Lessor shall give Lessee written notice ("Offering Notice") of Lessor's intention to sell (or lease) the Premises. The Offering Notice shall include the terms and conditions of the sale (or lease). Lessee shall have thirty (30) calendar days after it receives the Offering Notice to notify Lessor in writing of whether or not Lessee will buy (or lease) the Premises. In the event the Lessee elects not to purchase (or lease) the Premises, or fails to give Lessor written notice within thirty calendar days after receiving the Offering Notice, Lessee's right of first offer with respect to the Premises covered by the Offering Notice shall terminate and Lessor shall have the right to sell (or lease) the Premises to any third party; provided, however, that in the event Lessor does not sell (or lease) the Premises on terms no more favorable to the Lessee than those stated in the Offering Notice within one hundred eighty (180) calendar days after the termination of Lessee's right of first offer, then Lessee's right of first offer shall be reinstated and the terms of this section shall again be applicable to the Premises. The term "Premises" as used in the foregoing paragraph includes all or any portion of the Premises and the land of which the Premises is a part. Said first offer shall run with the land and failure of Lessee to exercise said option in any one case shall not affect Lessee's right to exercise said option in any case thereafter arising.

XIV.    TERMS IN EVENT OF SALE

        Upon receipt of notice of Lessee's election to purchase the Premises pursuant to the options herein granted, Lessee shall procure from a responsible title company a Preliminary Report on Title on the condition of the title of Lessor. Lessee shall have a reasonable time to examine the Preliminary Report on Title. Upon completion of such examination, Lessee shall notify Lessor of any defects, restrictions, liens, encumbrances or encroachments affecting the Premises which are not caused or placed on the Premises by Lessee and not reflected on attached Exhibit D ("Title Exceptions"), in which event, Lessor agrees to promptly correct or cure the same if so requested by Lessee, to the extent such Title Exceptions were caused by Lessor, or if not caused by Lessor, Lessor shall use its best efforts to cause the company issuing Lessor's title insurance to correct or insure against the same, or in the alternative Lessee at its option may undertake whatever action may be necessary to correct or cure any such defects, restrictions, liens, encumbrances or encroachments. At such time as title is satisfactory to Lessee, it will pay the purchase price to Lessor in exchange for the Bargain and Sale Deed with Covenant Against Grantor's Acts conveying the Premises to Lessee subject to such title and no other restrictions. Lessor agrees to furnish to Lessee upon the closing a policy of Title Insurance issued by the title company in the amount of the purchase price, showing good and marketable title and Lessee, subject only to the exceptions as are satisfactory to Lessee contained in the deed from Lessor conveying title to Lessee. In the event that Lessee shall raise objection to the Lessor's title which, if valid, would render title unmarketable, then the Lessor shall have the right to cancel this agreement of sale and purchase by giving written notice of such cancellation to the Lessee, provided however, if the Lessor shall be able within a reasonable length of time cure the objection, or if thereafter either party secures a commitment for title insurance at standard rates to insure against the objection raised or title insurance acceptable to the Lessee, the Lessor shall pay the cost of such title insurance and in such event this agreement of sale and purchase shall remain and continue in full force and effect. Transfer of personal property, if any, included in such sale shall be made by Lessor's bill of sale with no warranty. Unless otherwise expressly stipulated all sales, assessments and rentals shall be pro-rated as of the date of transfer of title. Special assessments, if any, shall be paid in full by Lessor, whether due or to become due.

XV.     MECHANIC'S LIENS

        Lessor and Lessee shall not suffer or permit any mechanic's or other liens to be filed against the Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Lessor, Lessee or anyone holding the Premises or any part thereof through or under Lessor or Lessee. If any such lien shall be filed against the Premises, Lessor or Lessee as the case may be shall cause the same to be discharged, bonded or removed of record within thirty (30) calendar days after notification in writing of the filing of the same, either by paying the amount claimed to be due or by procuring the removal of such lien for the Premises by deposit in court or by giving security or in such other manner as is, or may be prescribed by law.

XVI.    SIGNS

        Lessee shall have the right to erect and maintain upon the Premises, at Lessee's expense, all signs necessary or appropriate to the conduct of the business of Lessee which are not in violation of any governmental rule or regulation provided, however, that Lessee shall not have the right to erect or maintain on the Premises any sign, the erection, maintenance or removal of which will operate to decrease the value of the Premises, cause a default under any Mortgage, or impair the structural integrity of the Building, without the Lessor's prior consent in writing. Any signs placed in or upon the Premises, upon the written request of Lessor, shall be removed by Lessee at Lessee's expense upon the expiration or sooner termination of this Lease, and all damages caused by the removal of such sign shall be fully repaired at the cost and expense of Lessee.

XVII.   MISCELLANEOUS

        (a) Upon request of either party both parties shall execute and deliver a Notice of the Lease in form appropriate for recording acknowledging the date the Term begins, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination of this Lease. No consent or waiver, express or implied, by Lessor or Lessee to or of any breach of any agreement or duty to the other shall be construed as a consent or waiver of any other breach of the same or any other agreement or duty. Whenever any approval or consent by Lessor or Lessee is expressly required by this Lease the approval or consent shall not be unreasonably withheld. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein that Lessor shall be liable only for obligations accruing before the beginning of the Term, or thereafter while owner of the Premises.

        (b) Neither this Lease nor the rights or duties of Lessor or Lessee under this Lease shall be changed, modified, waived, released or discharged in any way except by an instrument in writing signed by Lessor and Lessee.

        (c) This Lease shall be construed under and be governed by the laws of the State of New York.

        (d) Lessor, subject to the provisions contained in any Mortgage and purchase option, termination option and right of first offer set forth herein, shall be free to transfer all or any portion of its interest in the Premises, from time to time during the Term, provided, however, that in connection with each such transfer, Lessor shall cause each such transferee to execute an assumption of the obligations of Lessor under this Lease (which in each instance shall provide for a limitation on Lessor's liability in respect of any such assumption similar to the provisions contained in Section X(g) below). Lessor's liability under this Lease shall extend to only such period of time as Lessor shall own the Premises, and thereafter, the liability of Lessor under this Lease shall be binding only upon each subsequent owner of such interest, to the extent and only so long as each such subsequent owner shall acquire and retain such interest.

        (e) If Lessee shall be in default in the performance of any of its obligations hereunder, Lessee shall pay to Lessor, on demand, all expenses incurred by Lessor as a result thereof, including reasonable attorneys' fees and expenses. If Lessor shall be made a party to any litigation commenced against Lessee or in respect of which Lessee shall be obligated under this Lease to provide Lessor with counsel and if Lessee, at its expense, shall fail to provide Lessee with reputable counsel reasonably approved by Lessor, Lessee shall pay all costs and reasonable attorneys' fees and expenses incurred by Lessor in connection with such litigation.

        (f) If any term, covenant, condition or provision of this Lease, or the application thereof to any person or circumstances, shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction, not subject to appeal, the remaining terms, covenants, conditions and provisions of this Lease, or the application of such term, condition, covenant or provision to other persons or circumstances, shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid, and enforceable provision which comports with the findings of the aforesaid court and most nearly accomplishes the original intention of the parties, as evidenced by this Lease.

        (g) Anything contained herein to the contrary notwithstanding, no recourse shall be had for the payment of any sum payable under this Lease by Lessor, or for (1) any claim based thereon, (2) any claim based on any other obligation of Lessor under this Lease, or (3) otherwise in respect thereof, against (i) CC&F Investment Company, CC&F East Limited Partnership, Lessor or any partner thereof or any partner, officer, director, trustee, stockholder, employee or beneficiary or any corporate general partner thereof; (ii) any legal representative, heir, estate, successor or assignee thereof; (iii) any corporation, partnership (or any partner, officer, director, trustee, stock-holder, employee or beneficiary thereof), individual or entity to which the Premises or any part thereof shall have been transferred or assigned by Lessor; or (iv) any other person or entity, having any derivative liability under this Lease based upon Lessor's obligations hereof. It is understood that all obligations of Lessor under this Lease may not be enforced against any person or entity or any property other than the Premises, the proceeds thereof, and/or the right to set-off by Lessee as hereinafter described, provided that the foregoing provisions of this Subsection (g) shall not prevent recourse to the Premises and/or the proceeds thereof, or constitute a waiver, release or discharge of any obligations of Lessor hereunder, subject to the limitation on recourse against the persons, entities and properties specified in this Subsection (g); (ii) constitute a waiver of the right of Lessee to pursue all applicable remedies in law or in equity (including, without limitation, injunctive relief) with respect to collection against all or any part of the Premises and/or the right to set off by Lessee as hereinafter described, subject to the limitation on recourse against the persons, entities and properties specified in this Subsection (g); or (iii) prevent Lessee from (x) obtaining injunctive or other equitable relief for failure of a person or entity to comply with the terms, covenants, conditions and agreements set forth in this Lease, or (y) naming Lessor or any transferee of any interest in the Premises as a party defendant in any action or suit, subject to the limitation on recourse against persons, entities and properties specified in this Subsection (g).

        (h) In the event that this Lease shall expire or terminate, either party hereto may, within three (3) years from the date of any such termination or expiration, request the other party to execute a writing, in recordable form, which shall confirm that this Lease shall have expired and/or terminated.

        (i) The failure of any party to insist in anyone or more cases upon the strict performance of any of the terms, covenants, conditions, provisions or agreements contained in this Lease or to exercise any option, right, power or remedy herein contained in the Lease or to exercise any option, right, power or remedy herein contained shall not be construed as a waiver or a relinquishment thereof for the future. The receipt and acceptance by Lessor of Annual Fixed Rent, Additional Rent or any other payment, or the acceptance of performance of anything required by this Lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement contained in this Lease, shall not be deemed a waiver of such breach, or shall any such acceptance of Annual Fixed Rent or Additional Rent in a lesser amount than is herein provided for (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of Annual Fixed Rent or Additional Rent) operate or be construed either as an accord and satisfaction or, in any manner other than as payment on account of any Annual Fixed Rent or Additional Rent then unpaid by Lessee and no waiver by Lessor or Lessee of any term, covenant, condition, provision or agreement of this Lease shall be deemed to have been made unless expressed in writing and signed by the party making any such waiver. In the event Lessee or Lessor shall be in default in the performance of any of its obligations under this Lease and an action shall be brought for the enforcement thereof in which it shall be determined that there has occurred default by the other party, the defaulting party shall pay to the other party all the expenses incurred in connection therewith including reasonable attorneys' fees.

        (j) Notwithstanding anything in this Lease to the contrary, the following obligations shall survive any expiration or earlier termination of the Term: (i) the then outstanding obligations of Lessor or Lessee, as the case may be, in respect of each indemnity agreement contained herein, (ii) each then outstanding monetary obligation of Lessor or Lessee contained herein which shall not then have been fully satisfied and (iii) each and every other outstanding obligation of Lessor or Lessee hereunder which shall not then have been fully performed.

XVIII.  MORTGAGEE'S RIGHT TO CURE

        No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by-law, to be relieved of Lessee's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice of Lessor's act or failure to act to all Mortgagees of record, if any, specifying the act or failure to act on the part of Lessor which could or would give basis to Lessee's rights; and (ii) such Mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time there-after; but nothing herein shall be deemed to impose any obligation on any such Mortgagees to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Premises if the Mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

XIX.    SET-OFF

        In the event Lessor shall fail to perform any of its obligations or covenants contained in the Lease, and Lessee obtains a judgment against Lessor for such breach of this Lease, then Lessee may set-off against the Annual

Fixed Rent due or coming due under this Lease the amount obtained by any such judgment plus interest except, however, Lessee shall limit the amount to be set-off to twenty percent (20%) of the amount of the then current Annual Fixed Rent per month until such judgment plus interest is satisfied. In the event there shall not be a sufficient period of time under the Lease to set-off the entire judgment as hereinbefore described, the Lessee shall set-off the amount of the judgment over the remaining period of the Lease.

XX.     TERMINOLOGY; CAPTIONS

        Where the context so requires or such interpretation is appropriate, any work used herein denoting gender shall include all genders, natural or artificial, and the singular and plural shall be interchangeable. The term "Paragraph" shall refer to all paragraphs under the caption in question, where appropriate. The captions of the various provisions of this Lease are for convenience only and in no way define, limit or describe the scope of intent of this Lease or the provisions which they recede or in any other manner affect this Lease.

XXI.    BROKER

        Lessor and Lessee each represent to the other that they have not entered into any agreement or incurred any obligations in connection with this transaction which might result in the obligation to pay a brokerage commission or fee to any real estate broker or other person or entity by reason of this transaction including the event of sale or lease as provided herein. Each party agrees to indemnify and hold the other party harmless from and against any claim or demand by any broker or other person for bringing about this Lease or any transaction contemplated herein who claims to have dealt with said indemnifying party, including any expenses incurred in defending any such claim or demand, including reasonable attorney's fees.

XXII.   ENTIRE AGREEMENT

        This Lease together with any written documents contemporaneously or subsequently executed by both of the parties hereto constitutes the entire agreement between the parties hereto, and no understanding or agreement, oral or written, exists between the parties except as expressly stated herein. No modification, alteration or amendment of this Lease shall be valid unless made in writing and signed by each of the parties hereto.

XXIII.  EXAMINATION OF THE LEASE

        Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

        WITNESS execution under seal, in triplicate.


                       LESSOR:

                       CC&F Tonawanda Investment Company
                       a New York general partnership

                       By:   CC&F East Limited Partnership
                       a Delaware limited partnership
                       Its managing general partner

                       By:   CC&F Investors, Inc.
                       a Delaware corporation
                       Its general partner

                       By:
                           -----------------------------------

                       Its:   Senior Vice President
                            ----------------------------------

                       LESSEE:
                       Standard Oil Engineered Materials Company, a division of STEMCOR Corporation, a Delaware corporation

                       By:
                           -----------------------------------

                       Its:   President
                            ----------------------------------

                                   EXHIBIT A

                                FIRE TOWER DRIVE

        ALL THAT TRACT OR PARCEL OF LAND situate in the Town of Tonawanda, County of Erie, State of New York, being part of Lot 45 and 46, Township 12, Range 8, of the Holland Land Company's Survey and more particularly bounded and described as follows:

        BEGINNING at a point located on the northerly highway boundary of Fire Tower Drive (Extension) said point being 3528.15 feet westerly from the westerly highway boundary of Two Mile Creek Road (66.0 feet wide) as measured along the northerly highway boundary of Fire Tower Drive as dedicated to the Town of Tonawanda and recorded in Liber 8858 Page 572 and Fire Tower Road Extension; thence North 85 degrees -29'-35" West a distance of 35.21 feet; thence North 40 degrees -29'-35" West a distance of 198.20 feet; thence South 49 degrees
- -30'-25" West and along the southerly line of lands conveyed to Niagara Mohawk Power Corporation a distance of 948.00 feet; thence easterly along the northerly highway boundary of E.G.H. Youngmann Expressway on a curve to the left having a radius of 1348.40 feet a distance of 756.43 feet; thence North 22 degrees-45'-25" East a distance of 504.96 feet; thence northwesterly along the westerly highway boundary of Fire Tower Drive (Extension) on a curve to the right having a radius of 85.0 feet a distance of 106.44 feet to the place or point of beginning.

        Containing 8.25 (plus or minus) Acres.

        Subject to any easements, right of ways, agreements, etc. of record.

                                   EXHIBIT B

                            PLANS AND SPECIFICATIONS

                   STANDARD OIL ENGINEERED MATERIALS COMPANY

                                FIBERS DIVISION



                          NIAGARA FALLS MODERNIZATION

                           FIRE TOWER INDUSTRIAL PARK

                       BUILDING AND UTILITY SPECIFICATION

                        SPECIFICATION NO. MOD-041487-JP



PROJECT  MANAGER:         JOHN E. PILECKI          Initials:

DATE:                     APRIL 14, 1987
                                           -----------------------------

REVISED:                  JULY 22, 1987
                                           -----------------------------

I.       PURPOSE AND SCOPE

The following specification is based on discussions with the Developer and an evaluation of Standard Oil's facility requirements. This shall be considered a performance specification and is intended to form the basis for a lease agreement with the CC & F Tonawanda Investment Company. The Developer shall construct a facility for the Fibers Division that meets or exceeds all sections of this specification.

II.      GENERAL CONDITIONS

         1. Developer Work Scope: The Developer shall provide all necessary engineering, supervision, design, management, labor, equipment and materials necessary to design and construct the building structure and associated facilities listed below and detailed in this specification:

                 A.        All required land purchases.

                 B.        Site work and landscaping.

                 C. Complete construction of a 143,750 square foot manufacturing and warehouse facility.

                 D. Construction of parking, road and loading dock facilities.

                 E. Installation of all main utilities and usage metering equipment, up to the connection point, within the building, designated by Standard Oil.

                 F.       A complete fire protection wet sprinkler system.

                 G.       All building HVAC and lighting systems.

                 H. All building potable water and sanitary sewer systems.

                 I.       Specified interior painting and finishes.

                 J. Utility equipment screening for the electrical substation.

                 K.       Construction in accordance with all applicable codes.

                 L. All necessary building permits for the Developer work scope.

                 M. Secure the Certificate of Occupancy jointly with the Standard Oil Company.

                 N. Arrange for all temporary utilities and phone lines required during construction.

         2. Standard Oil Work Scope: The Standard Oil Engineered Materials Company will be responsible for the following work under the scope of this project:

                 A. Installation of all process, warehouse and office equipment.

                 B.       All process-related foundations and platforms.

                 C.       Sanitary sewer discharge permits.

                 D.       Air emission permits.

                 E. Utility distribution for all manufacturing and office operations from the point of delivery by The Pioneer Group.

                 F.       Facility telephone system.

                 G.       Facility security system.

                 H.       All office furnishings.

                 I. A source of 480 volt, 3 phase, 60 HZ. electrical power for use and extension by the Developer to service the facility HVAC, lighting and general building systems. One (1) 600 ampere distribution panelboard or equal will be provided for the Developer's use in distributing 480/277 volt power.

                 J.       All warehouse floor striping.

                 K.       Material handling monorails and hoists.

                 L. The services of a full-time Project Manager to coordinate Standard Oil's interests and requirements during the design and construction of the facility by the Developer.

                 M. All necessary building permits for Standard Oil's work scope.

                 N. Standard Oil will provide its own construction trailer if an on-site office is required.

III.     DETAILED SPECIFICATIONS: Developer Responsibility

         1.      Site:

                 The selected site is located in the Town of Tonawanda's Fire Tower Industrial Park and shall consist of approximately 8.25 acres of land located at the West end of Fire Tower Drive, adjacent to the 1-290 expressway. The facility orientation and location of services shall be as shown on the site plan attached to the lease as Exhibit B-1. The Developer shall purchase the required amount of land based on the final site configuration and applicable town ordinances. The proper zoning classification, for development of the site, shall be secured.

                 The Developer shall request from the Town of Tonawanda such approvals required that would allow for possible expansion of the building in the future on the selected site. Standard Oil shall be notified in writing, by the Developer, on the results of the request.

         2.      Subsurface Soils Investigation:

                 A. Submit proposed soil boring location plan to Standard Oil for engineering approval. Indicate location of borings for the building, parking area an drives.

                 B.       Submit the name of the proposed soil
                          boring/geotechnical engineering firm along with a proposed soils evaluation plan for Standard Oil's approval.

                 C. Submit boring logs indicating soil characteristics per foot, blow count per foot, and depth of water table.

                 D. Submit prior to foundation design a detailed geotechnical engineering report including boring logs. Recommendations should be included covering foundation type, depth to allowable bearing material and allowable bearing load. If compressible material is encountered, an anticipated long term settlement calculation should be made and included in the report. Also include a recommendation for drive and parking area fill, including depth of fill.

                 E. Provide to Standard Oil a recommended soil bearing value that should be used by Standard Oil for the design of its equipment and platform foundations.

                 NOTE: The requirements of Sections 2A, 2B, 2C and 3E have been satisfied based on the report received from Buffalo Drilling Company, Inc. dated 4/9/87.

         3.      Site Preparation:

                 A. All topsoil shall be stripped and stored for re-use or removed from the site as required. The rear triangular section of the site may be used for spreading of any excess topsoil up to a reasonable elevation. No mounding of the topsoil shall be permitted.

                 B. All vegetation which shall impede construction or detract from the architectural appearance of the facility shall be removed off site.

                 C. Perform all excavation required to prepare the building, parking and access road areas for the required elevation.

                 D. All site grading shall be done to ensure positive site drainage.

                 E. Perform all necessary soil borings and topographical surveys for the building construction and submit for Standard Oil review.

                 F. Finished grade shall be such that drainage is away from the building and grade is less than or equal to the building floor level.

         4.      Landscaping:

                 A. Complete all seeding for grass areas along the North, West and East side of the building and in and around the parking lot area per the final site plan approved by Standard Oil.

                 B. Install landscaping, shrubs, trees, and bedding around the perimeter of the office area sufficient to meet industrial park requirements and provide a suitable architectural appearance.

         5.      Building Foundations and Floor:

                 A. All concrete shall have a minimum compressive strength of 3,500 lbs./sq. in. at 28 days. The Developer shall take and test sample cylinders of any significant pour, on a daily basis and provide written test results to Standard Oil for review and record purposes.

                 B.       All concrete shall be air entrained.

                 C. Footings, foundations, and foundation walls shall be reinforced concrete suitable for the loading and soil conditions.

                 D. The foundation wall for the office area shall be at the finished floor level. In the warehouse and main manufacturing area approximately 1600 linear feet of wall shall have a 4'-0" high, 8" thick concrete foundation wall.

                 E. All floors in the main office area and miscellaneous facilities area shall be a minimum of 5" thick poured concrete with 6 x 6 x 10/10 reinforcing and an emery aggregate surface hardener in exposed floor areas. A total area of 10,000 sq. ft.

                 F. All floors in the warehouse and main manufacturing area shall be a minimum of 6" thick poured concrete with 6 x 6 x 10/10 reinforcing and an emery aggregate surface hardener. A total area of 133,750 sq. ft.

                 G. All foundation plans shall be submitted to Standard Oil for review prior to the start of construction.

                 H. All structural fill shall be placed in 6 to 8 inch loose lifts and uniformly compacted to a minimum of 95% of the maximum dry density, as determined by the modified proctor method of compaction.

                 I. Compaction tests shall be performed and submitted to Standard Oil on all fill areas below the concrete floors. The test method and proposed area of coverage shall be submitted to Standard Oil for approval prior to the start of work.

                 J. Provide a submittal to Standard Oil on the proposed surface hardener for evaluation purposes.

                 K. Floor slabs for the building shall be constructed over a base course of well graded granular material consisting of a crusher-run stone product. The base course of select structural fill should be equal to the floor slab thickness or 6", whichever is greater, unless otherwise approved by Standard Oil. The select structural fill must be compacted to at least 95% of the maximum dry density as determined by the modified proctor test.

                 L. A suitable moisture barrier shall be placed over the well compacted base course to prevent floor dampness within the building unless otherwise approved by Standard Oil.

         6.      Building Dimensions:

                 A. The overall building shall cover an area of 143,750 sq. ft. and shall have essentially the configuration of the preliminary floor plan submitted.

                 B. A 5,000 square foot office area, clear height selected for proper architectural blend into the main facility.

                 C. A 10,000 square foot manufacturing area having a clear working height of 30 feet.

                 D. A 7,500 square foot area for maintenance, quality control, lunchroom and locker rooms, clear working height shall be determined by the building roof line.

                 E. 50,000 square feet of warehouse area having a minimum clear working height of 22 feet, except for the West wall of the warehouse where a minimum height of 24 feet shall be maintained.

                 F. 71,250 square feet of main manufacturing space having a minimum clear working height of 18 feet.

         7.      Structural Steel:

                 A. The building shall be of the pre-engineered metal building construction type as manufactured by Varco-Pruden Systems.

                 B. Column spacing shall be 25 ft. x 50 ft. throughout the entire building.

                 C. As a minimum, all perimeter columns and columns in the main manufacturing area bordered by column lines C to E and 9 to 25 shall be wide flange straight columns. The remaining columns may be post type, at the discretion of the Developer.

                 D.       All structural steel shall receive a minimum of one
                          (1) coat of shop applied zinc rich primer paint.

                 E. The entire structure shall be designed for a minimum live load of 40 P.S.F. and a wind loading of 20 P.S.F.

         8.      Roof Construction:

                 A. All roof sections shall be pitched for positive drainage of storm water. No pockets shall exist on the roof where water can collect.

                 B. The entire facility shall have an insulated metal standing seam roof carrying a minimum guarantee of 20 years. As a minimum, the insulation rating of the roof shall meet the requirements of the New York State Energy Code.

                 C. Submit to Standard Oil, for review, details of the proposed roofing system and the applicable manufacturer's guarantee. The Developer shall transfer the roof guarantee to Standard Oil who agrees to abide by all provisions and conditions of the guarantee.

                 D. All roof areas shall be designed for a minimum live load of 40 PSF and wind uplift rating of I-90. Areas susceptible to drifting or sliding snow shall be designed according to MBMA recommended practices.

                 E. Roof drainage shall be accomplished using a perimeter gutter and downspout system, draining directly to the storm sewer system, on the East side of the building column line l to 12 and in front of the outdoor electrical substation. All other roof areas may drain directly on the ground and enter the storm sewer through a stone bed, french drain type system.

                 F. The installed roof shall be of non-combustible construction.

         9.      Office Construction:

                 A. The exterior wall construction shall be a curtain wall type with a brick facing. The building structure shall carry all loads.

                 B. Exterior windows shall be provided around the perimeter of the offices. Windows shall be evenly spaced with one (1) window in each fixed wall office and two (2) windows in the conference room, as a minimum. All windows shall be insulated tinted glass with bronze anodized aluminum frames.

                 C.       Interior construction shall consist of:

                          --      Five (5) 10' x 12' offices.
                          --      One (1)  12' x 14' office.
                          --      One (1)  12' x 20' conference room.
                          --      A 16' x  16' lobby and reception area.
                          --      A 20' x  16' restroom area.

                 D. Interior office partitions and the perimeter wall finish shall be ultra wall vinyl covered drywall over metal studs or equal.

                 E. The ceiling shall be suspended acoustical tile 2' x 2' grid construction with a reveal. Ceiling height shall be 8'-6". All acoustical tile shall have a Class l fire rating.

                 F. All office and restroom doors shall be solid core oak with a stained finish.

                 G. Main office entry doors shall be double door type, metal frame with glass panels to match the exterior windows. A vestibule from the outside shall be provided.

                 H. Restrooms shall be equipped with fixtures and all necessary accessories, i.e. partitions, mirrors, towel and paper dispensers, etc. Sinks shall be installed set in a counter top cabinet. The quantity of fixtures provided shall be as shown on the floor plan attached to the lease as Exhibit B-4.

                 I.       Restrooms shall have ceramic tile floors and walls.

                 J. All restroom facilities and the office entrance shall meet handicap requirements.

                 K. The remaining office area shall be carpeted with a high grade commercial carpet. Final carpet quality shall be subject to Standard Oil approval.

         10.     Miscellaneous Facilities Construction:

                 A. A full height fire rated masonry block wall, including all doors and penetrations, shall be constructed to separate the office area from the miscellaneous facilities area at column line F and to separate the miscellaneous facilities area from the main manufacturing area at column line E-12 to E-16 and F-12 to E-12.

                 B.       Interior construction shall consist of:

                          --      2,500 square feet of open maintenance shop
                                  area.
                          --      1,250 square feet of maintenance storage
                                  including one (1) 10' x 10' office.
                          --      1,500 square feet of quality control lab area
                                  with two (2) 10' x 10' offices.
                          --      700 square feet of lunch room area.
                          --      1,550 square feet of area for an employee
                                  entrance and locker room facilities.

                 C. All interior walls shall be of block masonry construction and shall be 8'-8" high.

                 D. All doors and frames shall be hollow metal with a painted finish.

                 E. All masonry walls shall have a semi-gloss painted finish.

                 F. The ceiling in the open maintenance area and maintenance storeroom shall be full height and unfinished.

                 G. The ceilings in all remaining areas shall be suspended acoustical tile 2' x 4' grid, suitable for wet conditions where required.

                 H. A separate exterior entrance door shall be provided at column line F-16 for use by the plant operating personnel. No vestibule is required.

                 I. Mandoors shall be provided per the preliminary floor plan submitted by the Developer. An 8' wide x 10' high motor operated overhead door shall be installed to allow access from the main plant area into the maintenance shop.

                 J. Locker room and restroom facilities shall be sufficient to accommodate approximately 50 people and shall include lavatory, shower and lockeroom space. For design purposes anticipate 20% women and 80% men.

                 K. All facilities shall satisfy handicap requirements in accordance with all applicable codes.

                 L. The lunchroom and quality control lab shall have vinyl tile floors of good commercial quality.

                 M. Maintenance and storage area floors shall be concrete with an emery aggregate surface hardener.

                 N. The employee entrance hallways and locker room facilities including the employee restrooms shall have quarry tile floors throughout.

                 D. Locker room, shower and toilet facilities shall include all fixtures as well as necessary accessories.

         11.     Main Building Exterior:

                 A. The exterior of the warehouse and manufacturing areas shall be 2" thick minimum prefabricated, factory assembled insulated metal wall panels, sandwich design, metal covered on both sides. The wall insulation rating shall satisfy all energy code requirements, panels shall be FM Class 1 rated.

                 B. The wall finish shall be a factory applied baked enamel on both the interior and exterior surfaces. The interior color shall be white or cream and the exterior color shall be selected from standard available finishes.

                 C. The exposed wall of the high bay section shall be covered with a brick facing.

                 D. The Developer shall utilize suitable architectural finishes on the exterior of the building in order to obtain a first class appearance. Concepts shall be reviewed with Standard Oil so as to avoid possible building maintenance problems or undesirable image presentations and shall be in keeping with the elevations attached to the lease as Exhibit B-5.

                 E. A suitable number of mandoor exits shall be provided on all sides of the building.

                 F. All penetrations, openings and joints in the building exterior, which are the result of work by the Developer, shall be caulked, gasketed, weatherstripped or otherwise sealed.

         12.     Main Manufacturing Area:

                 A. The main manufacturing area shall be considered as the area bordered by column lines A to E and 9 to 25.

                 B. A main sprinkler valve room shall be constructed in the Northeast corner of the building, approximately 8' wide x 25' long of block wall construction.

                 C. The Developer shall leave a section of floor unpoured to allow Standard Oil to install its required floor trenching, equipment foundations and process platform foundations. The floor section includes approximately the area bordered by column lines C to E and 9 to 17. This area shall be left in a graded condition for use by Standard Oil. After the foundations and trenching are completed, Standard Oil will return the area to the original graded condition and the Developer shall return to install the required stone base and concrete floor.

                 D. The roof structural steel shall be capable of supporting four (4) process exhaust stacks, two (2) 2 ton monorails and process conduit racks as specified and located by Standard Oil and as per the preliminary floor plan.

                 E. The entire concrete floor area shall contain an emery aggregate surface hardener to prevent concrete dusting and facilitate proper floor cleaning and maintenance.

                 F. The Developer shall coordinate with Standard Oil on the installation of the main underground electrical conduits prior to installation of the floor.


         13.     Warehouse Area:

                 A. The warehouse area shall be considered to be the area bordered by column lines A to F and 1 to 9 on the preliminary floor plan.

                 B.       Interior construction shall consist of:

                          --      Two (2) 10' x 10' offices.
                          --      One (1) 5' x 10' restroom.

                 These facilities shall be installed along column line F and between Columns 5 and 6.

                 C. The entire concrete floor area shall contain an emery aggregate surface hardener to prevent concrete dusting and facilitate proper floor cleaning and maintenance.

                 D. Four (4) 8' wide x 9' high loading dock doors at a suitable dock height complete with motor operated doors, load levelers and dock shelters shall be installed between columns F-7 and F-9.

                 E. One (1) 12' wide x 14' high grade level, motor operated insulated roll up door shall be installed adjacent to the loading dock area at column line F-7.

                 F. A mandoor shall be installed at each end of the loading dock area.

                 G. The Developer shall provide to Standard Oil guidelines which should be followed and permissible loading limits for the installed floor.

         14.     Parking Area and Sidewalks:

                 A. A paved parking area shall be provided to accommodate a minimum of sixty (60) cars for employees and visitors.

                 B. Paving shall consist of a minimum of an 8" stone bed covered with a 2" asphalt base course and a 1" asphalt binder course. For paved areas exposed to heavy truck traffic the stone bed thickness shall be increased to a minimum of 12".

                 C. The entire parking lot area shall be sealed and striped to include parking slots, directional arrows, fire zones, handicap and visitor slots. The final parking lot arrangement and layout shall be in accordance with the site plan attached to the lease as Exhibit B-1.

                 D. Parking barriers shall be provided for parking slots adjacent to sidewalks and landscaped areas.

                 E. A catch basin type drainage system shall be installed for the parking lot area for removal of storm water.

                 F. Concrete sidewalks a minimum of 4" thick shall be installed to provide access to the main office entrance and the employee entrance from the parking lot area.

                 G. All parking shall be located on the East side of the building and shall not interfere with truck traffic to the loading dock area. Parking for the office and plant personnel may be separated but provisions shall be made for adequate access and snow removal.

         15.     Road Work:

                 A. The Developer shall coordinate and install all necessary roadways required for access to the facility by truck traffic, employees, maintenance and emergency vehicles.

                 B. Fire Tower Drive shall be extended approximately 400 ft. by the Town of Tonawanda. The Town of Tonawanda shall extend Fire Tower Drive as a Class I road. The construction shall consist of at least 12" of foundation stone, 4" of graded stone, 2" of binder and 1" of top asphalt. Any cost for installation of this road shall be part of the Developer's cost and included in the lease price quoted.

                 C. The roadways constructed by the Developer on the site that will accommodate truck traffic up to the concrete loading pad area, shown on the site plan attached to the lease as Exhibit B-1, shall consist of at least 12" of stone, 2" of binder and 1" of top asphalt.

                 D. In particular, access roads shall be provided to reach the main electrical substation and to provide access for fire trucks as required and approved by the local Fire Department. A gravel bed road to the electrical substation shall be considered acceptable. All other road areas shall have an asphalt surface.

         16.     Loading Dock Facilities:

                 A. Provide and install four (4) complete loading docks including doors, docks, shelters or seals, truck bumpers, dock levelers, and dock lights.

                 B.       Provide one (1) overhead grade level door.

                 C. The dock area shall be sloped for safe truck unloading and designed using sound engineering practice. Provisions shall be made to level the truck bed to the warehouse floor as much as possible to avoid load shifting problems. The Developer shall submit plans for construction of the loading dock area and unloading pit for Standard Oil's review.

                 D. The dock area shall consist of a minimum of a 3,000 square foot concrete well and pad area located in front of the loading docks.

                 E. Adequate pad area shall be provided for a safe and comfortable turnaround for trucks.

                 F. All necessary catch basins and/or lift stations shall be provided for removal of all storm water from the loading pit area and surrounding pavement.

                 G. Dock levelers shall be rated for a minimum capacity of 25,000 lbs. and shall be a mechanical type, manually operated, with a spring counter-balance system. Equipment shall be Pioneer Manufacturing "P" series or equal.

                 H. Sufficient paved area shall be provided to accommodate bulk chemical deliveries by tanker truck. The tanker truck must be able to get within 25 ft. of column line F-10. Utilization of the North end of the unloading pit is acceptable as long as provisions are made for easy access to the building via a stairway or other means from the North side of the unloading pit.

                 I. A suitable concrete retaining wall shall be installed on the South side of the loading dock area, with safety handrails as required by code.

         17.     Contractor and Material Selection:

                 A. The Developer shall be responsible for the qualification and selection of all contractors performing work under the defined work scope and shall be responsible for the overall quality of the work performed.

                 B. Sound engineering and architectural practices shall be applied to this project with strict adherence to all state, federal and local building codes. In conjunction with this work, the following technical specifications shall be adopted as the standards for construction practices:

                          --      AIA      American Institute of Architects
                          --      ACI      American Concrete Institute
                          --      AISC     American Institute of Steel
                                           Construction
                          --      ASIM     American Society for Testing
                                           Materials
                          --      AWSC     American Welding Society Code
                          --      UL       Underwriters Laboratory, Inc.
                          --      ASA      American Standard Association
                          --      STI      Steel Joist Institute
                          --      MBMA     Material Building Manufacturers
                                           Association
                          --      IEEE     Institute of Electrical and
                                           Electronic Engineering
                          --      NEMA     National Electrical Manufacturers
                                           Association
                          --      NFPA     National Fire Protection Association

                 B.       ASHRAE   American Society of Heating, Refrigeration
                                   and Air-Conditioning Engineers.
                          ARI      Air-Conditioning and Refrigeration Institute
                          SMACNA   Sheet Metal and Air-Conditioning Contractors
                                   Association

                 These specifications shall be used as a basis for establishing building systems, specifications and standards.

                 Approvals will not be unreasonably withheld by Standard Oil, provided the standards described in Paragraph A above are followed. All approvals will be expedited by Standard Oil and returned to the Developer within five (5) working days from receipt of the submittal.

                 C. General engineering concepts and designs shall be submitted to Standard Oil for their review to ensure that the requirements of this specification are being met. This shall include, but not be limited to, structural foundation designs, mechanical and electrical utility services and building systems.

                 D. All materials and equipment shall be new, unless otherwise approved by Standard Oil.

                 E. Copies of all specifications and drawings issued to subcontractors or prepared for construction of the facility shall be issued to Standard Oil for information purposes.

         18.     Permit and Code Compliance:

                 A. The site Developer shall be responsible for obtaining all Town Planning Board approvals and required building permits prior to start of the applicable construction.

                 B. Installation of all sewer and water systems shall be approved by the appropriate local and state departments.

                 C. The design of the electrical service entrance and service receiving equipment shall be approved by the Niagara Mohawk Power Corporation.

                 D. The Developer and its contractors shall comply with all applicable codes and regulations, including but not limited to the following:

                          --      New York State Energy Conservation
                                  Construction Code.
                          --      New York State Building Code.
                          --      The Town of Tonawanda Industrial Park
                                  Covenants.
                          --      Niagara Mohawk's specifications for services
                                  above 15KV.
                          --      The National Electric Code.
                          --      All local fire ordinances.
                          --      The Town of Tonawanda local law No. 10-84
                                  governing installation and
                                  connection of sanitary sewers.
                          --      The Metal Building Manufacturers Association
                                  (M.B.M.A.) Codes and Construction Guidelines.
                          --      All applicable sections of ASTM and ACI
                                  standards.
                          --      O.S.H.A. regulations.
                          --      The Erie County Dept. of Health.
                          --      All other applicable State and local
                                  construction codes and regulations.

IV.      UTILITIES AND BUILDING SYSTEMS: Developer Responsibility

         1.      Main Water Service:

                 A. A complete water service shall be installed, to the building, of sufficient capacity to handle all process water, potable water and fire protection water requirements for the facility.

                 B. The Developer shall provide a water main of not less than 12" in diameter.

                 C. The water main shall enter the facility at the Northeast corner of the building and then shall be distributed overhead throughout the facility as required. No under floor water lines shall be permitted.

                 D. A process water main having a minimum size of 6" in diameter and a capacity of 500 GPM shall be installed, by the Developer, to column line E-12. A main shut-off valve shall be installed at that point. Standard Oil will extend the water service to satisfy the process requirements.

                 E. Supply and install all necessary metering and a main backflow preventer for the water service in accordance with the requirements of the Town of Tonawanda Water Department. A separate backflow preventer for both the potable water system and the process water system will be provided by Standard Oil if necessary. A suitable by-pass shall be provided around the main backflow preventer to allow for annual testing without interrupting production.

                 F. The Developer shall obtain written assurance from the Town that it will complete the looping together of an 8" diameter main and 12" diameter main at the property line for improved service reliability.

                 G. Installation of a complete potable water system for the facility per the Plumbing Section of this specification.

                 H. Installation of a complete wet sprinkler system for the facility per the Fire Protection Section of this specification.

         2.      Main Sanitary Sewer:

                 A. The relocation of an existing 16" diameter forced sewer main shall be coordinated with the Town. The new location shall be out from under both the building and any paved areas.

                 B. A main sanitary sewer having a minimum capacity of 500 GPM shall be installed from inside the building at column line E-9 to the start of the Town gravity sewer located due North of column line F-16. It shall be acceptable to run this sewer beneath the building floor as long as sufficient cleanouts are provided.

                 C. Install a minimum of one (1) inspection manhole per local code 10-84.

                 D. Install a complete sanitary drain and venting system for the facility per the Plumbing Section of this specification.

         3.      Storm Water System:

                 A. A complete storm water system shall be installed for removal of storm water from the entire building roof area, the warehouse loading dock area and all other paved areas.

                 B. A minimum of two (2) 18" storm sewer mains shall be installed, one on the West and one on the East side of the building. The mains shall then be connected to the Town storm sewer mains located at the property line. The line size may be graduated downward as it's running South and loading diminishes .

                 C. Additional storm sewer branches, catch basins or lift stations shall be installed as required for proper removal of all storm water. The overall system concept shall be submitted to Standard Oil for review.

         4.      Natural Gas Service:

                 A. A main gas service shall be installed for the facility having a suitable capacity for all building heating and specified Standard Oil process requirements. Provide to Standard Oil an estimated annual gas consumption figure for the proposed heating system.

                 B. Provide and install all necessary metering and pressure regulation equipment.

                 C. Install a complete facility gas distribution system for building heat per the HVAC Section of this specification.

                 D. Deliver a service line for connection of process equipment, to column line D-20, for extension by Standard Oil. The line capacity shall be a minimum of 2,000 cu. ft./hr. to satisfy the process requirements.

                 E. Provide a 3/4" service line to the Quality Control lab for extension by Standard Oil.

         5.      Telephone System:

                 A. One (1) 4" underground conduit shall be installed, from the property line to the building, entering at column line G-16, for installation of the main telephone trunk lines from New York Telephone.

                 B. The actual phone system will be purchased and installed by the Standard Oil Company.

         6.      Main Electrical Service:

                 A. The power contract for this facility will be based on the use of low cost PASNY replacement power. Per Niagara Mohawk policy all costs associated with the installation of the main service both on and off the property are the responsibility of the customer.

                 B. These costs shall be considered a part of the Developer's cost and included in the lease price quoted.

                 C. The main service entrance shall be rated a minimum of 3,000 KVA, 3 phase, 60 HZ. Based on preliminary discussions with Niagara Mohawk the only distribution voltage available at this site that can accommodate this size load is 23.0 KV.

                 D. The primary service line shall be designed and installed up to the main receiving equipment by Niagara Mohawk.

                 E. The Developer shall provide and install the main receiving equipment. This equipment shall provide primary service protection and billing metering facilities in full accordance with Niagara Mohawk requirements for services above 15,000 volts.

                 F. The receiving switchgear shall be either outdoor rated or enclosed in a suitable building so as to satisfy Niagara Mohawk requirements.

                 G. Provide a 3,000 KVA outdoor substation transformer to step the voltage down from 23.0 KV to 4.16 KV for distribution into the facility.

                 H. Provide and install all necessary power and control connections between the main receiving switchgear and the transformer.

                 I. Install four (4) 4" underground conduits from the secondary of the transformer to inside the building at column line A between columns 24 and 25. Install 5 KV shielded cables between the transformer secondary and Standard Oil's switchgear, which will be located within the Northwest corner of the building.

                 J. Standard Oil shall provide and install all necessary secondary protection switchgear, cabling, conduit and an in-plant unit substation to complete the service entrance and reduce the voltage to 480/277 volts for use in the facility.

                 K. The outdoor substation shall be designed and constructed using sound engineering practice and in compliance with the National Electric code.

                 L. Substation equipment shall all be new and shall include as a minimum the main receiving switchgear, the substation transformer, equipment foundations, a suitable yard surface, grounding grid, lightning protection, fencing, lighting, access road and screening. All substation design concepts and proposed equipment shall be submitted to Standard Oil for review.

                 M. The main substation shall be located as close to the building as permitted by code and between column lines 24 and 25 at the Northwest corner of the building. If an oil filled transformer is utilized, suitable containment provisions shall be made for oil spills, per the National Electric Code.

         7.      Plumbing System:

                 A. A complete potable water system shall be installed for the facility as outlined in this section of the specification.

                 B. A complete sanitary drain and venting system shall be installed as outlined in this section of the specification.

                 C.       Main Office Facilities:

                          --      All restroom fixtures.
                          --      A minimum of one (1) drinking fountain.
                          --      A water heater to handle the requirements of
                                  the restrooms.

                 D.       Miscellaneous Facilities:

                          --      All locker room, restroom and shower
                                  facilities and fixtures.
                          --      A minimum of one (1) floor drain in each
                                  locker room area.
                          --      A minimum of two (2) floor drains in the
                                  employee entrance hallway.
                          --      A slop sink in the janitor's closet.
                          --      A drinking fountain adjacent to the locker
                                  rooms.
                          --      A base cabinet and sink in the lunchroom.
                          --      A minimum of one (1) floor drain in the
                                  lunchroom and two (2) in the Quality Control lab.
                          --      Hot and cold water taps and drain in the
                                  Quality Control lab for extension by
                                  Standard Oil.
                          --      A slop sink and drinking fountain in the
                                  Maintenance Shop.
                          --      A minimum of two (2) floor drains in the
                                  Maintenance Shop.
                          --      A water heater capable of handling all hot
                                  water requirements. The hot water system serving the shower area shall be of a quick recovery type.

                 E.       Warehouse and Main Manufacturing Facilities:

                          -- Provide a minimum of six (6) drinking fountains. Electrical power will be provided by Standard Oil.

                          -- Provide all necessary restroom fixtures for the warehouse restroom, hot and cold water and a slop sink in the loading dock area.

                          -- Provide a floor drain approximately every 2,500 square feet throughout this area. The only exception shall be the process area bordered by column lines C to E and 9 to 16 where Standard Oil will install floor trenching for the process.

                          F. All venting shall be done in accordance with all applicable plumbing codes.

                          G. All hot water heaters shall be gas or electrically fired at the discretion of the Developer.

                          H. All plumbing shall be designed and installed using good engineering practice and in accordance with all applicable codes.

         8.      Fire Protection System:

                 A. Exterior fire hydrants shall be installed as required by the local Fire Department and Town codes.

                 B. The interior of the building shall be protected by a complete wet sprinkler system throughout, except the area bordered by column lines D to E and 14 to 19 as well as the area column lines C to D and 14 to 15.

                 C. In the warehouse area the system shall be hydraulically designed to provide 0.5 GPM/sq. ft. over and including the most remote 2,000 square feet. Sprinkler heads shall be 17/32" orifice rated at 286 degrees fahrenheit.

                 D. Hose connections shall be provided throughout the warehouse rack structure for complete coverage. Connections may be fed by the overhead sprinkler system riser. Each connection should be equipped with 75 feet of 1-1/2" hose on a column mounted hose reel.

                 E. In the manufacturing areas the system shall be hydraulically designed to provide 0.16 GPM/sq. ft. over and including the most remote 3,000 square feet.

                 F. The water supply should be capable of providing a minimum 1,500 GPM for 2 hours. The hydraulic system design shall be based on residual pressure data obtained at the site and submitted to Standard Oil with the sprinkler drawings.

                 G. All plans for the proposed sprinkler system shall be submitted to Standard Oil for review and approval by their insurance branch.

                 H. No sprinklers shall be provided throughout the main office area and miscellaneous facilities area bordered by column lines E to G and 12 to 16.A suitable fire wall or barrier shall separate this area from the rest of the facility.

                 I. A sprinkler system alarm and sensor package complete with battery back-up shall be installed near the main sprinkler valve station. Alarm wiring for each riser on the sprinkler system shall be brought to the area of the main office for connection to Standard Oil's security system.

                 J. Provide an audible alarm at the main sprinkler valve station located in the Northeast corner of the building.

                 K. No plastic pipe shall be permitted on any portions of the wet sprinkler system.

         9.      Heating Ventilating and Air Conditioning System:

                 A. All necessary HVAC equipment for the facility shall be new. All proposed HVAC equipment and system designs shall be submitted to Standard Oil for review prior to the ordering of equipment.

                 B. The warehouse heating system shall be designed to maintain a minimum temperature of 60 degrees and shall concentrate the heat in the designated aisleways. The system shall be gas fired infrared.

                 C. The warehouse offices and restroom shall have a separate heating and air conditioning unit. The unit may be either gas or electric.

                 D. The main manufacturing area heating system shall maintain a minimum temperature of 65 degrees. The selected system shall consist of either gas fired air rotation units or gas fired make-up air units.

                 E. All systems shall be designed to maintain a slightly positive pressure throughout the building.

                 F. Sizing of the heating system units shall allow for 20,000 CFM of make-up air to compensate for process exhausts.

                 G. Ventilation fans shall be provided throughout the warehouse and manufacturing areas for summer time operation.

                 H. The manufacturing area units shall be capable of supplying up to 100% outside air to the building for summer time operation. Winter/summer controls shall be provided.

                 I. The Maintenance Shop shall be heated, with provisions for outside air ventilation in the summer. The Maintenance office shall be equipped with a separate heating and air conditioning unit or optionally connected to the miscellaneous facilities unit.

                 J. The Quality Control lab and offices shall be heated and air conditioned.

                 K.       The lunchroom shall be heated and air conditioned.

                 L. The locker rooms shall be heated with provisions for outside air ventilation in the summer.

                 M. Provide all necessary ventilation equipment for the restroom areas.

                 N. All heating units in the miscellaneous facilities area shall be gas fired. Temperature control throughout the miscellaneous manufacturing area shall be within plus or minus 2 degrees fahrenheit of setpoint. A minimum of two (2) thermostats shall be provided. Provide control via averaging of the different area temperatures, if necessary, to satisfy temperature control specification. For example, if the setpoint is 70 degrees F, the range of acceptable temperature variation, throughout the space, shall be from 68 degrees F to 72 degrees F.

         9.      Heating Ventilating and Air Conditioning System (Continued)

                 O. The main office area shall be heated and air conditioned to provide plus or minus 2 degrees fahrenheit temperature control, from setpoint, throughout the work space. The HVAC unit serving this area shall make use of economizers and shall be gas or electric fired at the discretion of the Developer. A minimum of two (2) zone thermostats shall be provided. For example, if the setpoint is 70 degrees F the range of acceptable temperature variation, throughout the space, shall be from 68 degrees F to 72 degrees F.

                 P. All units shall be sized properly for the anticipated heating and cooling loads and shall be capable of controlling the temperature within limits of the New York State Energy Code and good engineering practice. Perform all necessary system balancing and submit performance test reports to Standard Oil for record purposes and review.

                 Q. Heat contribution to the main manufacturing area from process ovens is estimated at a maximum of 650,000 BTU/HR.

                 R. System installation shall include but shall not be limited to all necessary equipment, ductwork, gas piping and controls necessary to form a complete system.

         10.     Electrical Wiring and Lighting:

                 A. A single 600 AMP circuit breaker and the equivalent of one (1) 600 AMP distribution panelboard, 42 circuit with breakers, shall be provided by Standard Oil, at column line D-14, as a source of 480/277 volt, 3 phase, 4 wire, 60 HZ power, to be utilized and extended by the Developer for all building facility wiring.

                 B. Provide all distribution panels and transformers required to service the facility loads. Provide all necessary lighting fixtures and lamps.

                 C. Provide all wiring and conduit systems required to service the facility loads.

                 D. Facility loads shall include all HVAC units, ventilation fans, sewer lift pumps, exterior lighting, interior lighting, convenience receptacles, drinking fountains, sprinkler alarms and overhead doors.

                 E. All lighting shall be either 120 or 277 volt, 1 phase.

                 F. All interior lighting shall be either fluorescent or metal halide. No high pressure sodium shall be permitted due to color problems in Standard Oil's process. Individual fixture size shall not exceed 400 watts.

                 G.       Exterior lighting shall be high pressure sodium.

                 H. Lighting systems shall be designed for the following lighting levels unless restricted by the New York State Energy Code or otherwise directed by Standard
                          Oil:

                          --      Warehouse area 40 F.C.
                          --      Manufacturing areas and plant offices 60 F.C.
                          --      Lunchroom 50 F.C.
                          --      Quality Control lab 100 F.C.
                          --      Locker rooms 50 F.C.
                          --      Main office area 80-100 F.C.
                          --      Office lobby and restrooms 50 F.C.
                          --      Parking area 5 F.C.
                          --      Outdoor substation 20 F.C.

                          All lighting systems shall be 277 volt. The lighting levels listed above are based upon the following number of fixtures:

                          -- Manufacturing and Warehouse (150) - 400 watt metal halide.
                          --      Other interior areas (162) 2' x 4'
                                  fluorescent troffers and (12) 2' x 2'
                                  fluorescent troffers.
                          -- (15) 150 watt, high pressure sodium wall packs located on the exterior of the building.
                          -- The parking lot shall be lit by high pressure sodium fixtures set on poles in sufficient quantity to produce the light level shown above.

                 I. Provide emergency lighting throughout the building to meet local code requirements.

                 J. Provide wall receptacles in all office areas per the National Electric Code and to satisfy normal convenience receptacle requirements.

                 K. The main office lighting panel shall have a minimum of 50% spare capacity for use by Standard Oil in connecting its office equipment and powering open offices.

                 L. All wiring in the warehouse and manufacturing areas shall be in conduit.

                 M. All exterior wiring shall be run underground in conduit.

                 N. All wiring and fixture selection shall be done in full accordance with the National Electric Code and the New York State Energy Construction Code.

                 O. All electrical equipment and lighting fixtures shall be submitted to Standard Oil for review along with power distribution plans and lighting layouts.

V.       PROJECT MANAGEMENT AND SCHEDULE: Developer Responsibility

         1. Specific individuals shall be assigned the responsibility for project control and contractor supervision as well as coordination with the Town of Tonawanda, all regulating authorities and Standard Oil management.

         2.      Schedule:

                 A. The main building and main utility work shall be completed no later than March 1, 1988.

                 B. All interior systems and exterior yard work shall be completed no later than July 1, 1988.

                 C. Standard Oil will begin its process installation work in January 1988 with start-up expected by September 1, 1988.

                 D. A fast track scheduling approach shall be used for the building construction in order to expedite the completion of each phase.

                 E. Upon completion of a lease agreement the Developer shall submit to Standard Oil a detailed schedule for the completion of this project.

                 F. The schedule shall be reviewed, as a minimum, on a monthly basis. Standard Oil shall be notified of any significant delays or changes made to the project that will impact the overall completion dates established.

                                   EXHIBIT C
                           WARRANTIES AND GUARANTEES


                 In the event all warranties and guarantees (as described in Paragraphs IV(e) and IV(k) herein) have not been obtained by Lessor at the date of this Lease, Exhibit C shall then be completed at a later date but in no event later than thirty (30) days prior to the Lease Commencement Date.

                                   EXHIBIT D

                                TITLE EXCEPTIONS
                                ----------------